Exhibit 2.1


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                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                               MONSTERDAATA, INC.,

                            NEIGHBORHOODFIND.COM LLC

                                       and

                     THE MEMBERS OF NEIGHBORHOODFIND.COM LLC




                                  July 20, 2001












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

                                TABLE OF CONTENTS

                                                                        Page No.

   1.       The Merger.........................................................1

   1.1      Merger.............................................................1
   1.2      Effective Time.....................................................2
   1.3      Certificate of Incorporation, Bylaws, Directors and Officers.......2
   1.4      Assets and Liabilities.............................................2
   1.5      Manner and Basis of Converting Shares..............................3
   1.6      Additional Consideration...........................................3
   1.7      Surrender and Exchange of Certificates.............................4
   1.8      NeighborhoodFind Options and Warrants..............................4
   1.9      Assumption of Commerce Capital Notes...............................4
   1.10     NeighborhoodFind Employee Stock Options............................5
   1.11     Further Assurances.................................................5
   1.12     Shareholder Representative.........................................5

   2.       Representations and Warranties of NeighborhoodFind.................6

   2.1      Organization, Standing, etc........................................6
   2.2      Qualification......................................................6
   2.3      Membership Interests...............................................6
   2.4      Indebtedness.......................................................7
   2.5      NeighborhoodFind Members...........................................7
   2.6      Acts and Proceedings...............................................7
   2.7      Compliance with Laws and Instruments...............................7
   2.8      Binding Obligations................................................8
   2.9      No Brokers or Finders..............................................8
   2.10     Financial Statements...............................................8
   2.11     Absence of Undisclosed Liabilities.................................8
   2.12     Changes............................................................8
   2.13     Schedule of Assets and Contracts...................................9
   2.14     Employees.........................................................11
   2.15     Tax Returns and Audits............................................11
   2.16     Patents and Other Intangible Assets...............................12
   2.17     Employee Benefit Plans; ERISA.....................................12
   2.18     Title to Property and Encumbrances................................13
   2.19     Condition of Properties...........................................14
   2.20     Insurance Coverage................................................14
   2.21     Litigation........................................................14
   2.22     Licenses..........................................................14
   2.23.    Internal Software Applications....................................14
   2.23     Interested Party Transactions.....................................15
   2.25     Receivables.......................................................16



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

   2.26     Customers, Suppliers and Independent Contractors..................16
   2.30     Obligations to or by Members......................................16
   2.33     Disclosure........................................................16

   3.       Representations and Warranties of MonsterDaata....................17

   3.1      Organization and Standing.........................................17
   3.2      Corporate Authority...............................................17
   3.3      Broker's Fees.....................................................17
   3.4      Capitalization of MonsterDaata....................................17
   3.5      Validity of Shares................................................17
   3.6      Information.......................................................18
   3.7      Financial Statements..............................................18
   3.8      Governmental Consents.............................................18
   3.9      Compliance with Laws and Instruments..............................18
   3.10     Indebtedness......................................................19
   3.11     MonsterDaata Stockholders.........................................19
   3.12     Absence of Undisclosed Liabilities................................19
   3.13     Employees.........................................................19
   3.14     Tax Returns and Audits............................................19
   3.15     Title to Property and Encumbrances................................20
   3.16     Litigation........................................................20
   3.16     Licenses..........................................................20
   3.17     No General Solicitation...........................................20
   3.18     Disclosure........................................................20

   4.       Additional Representations, Warranties and Covenants of the
            Members...........................................................21

   4.1      Acts and Proceedings..............................................21
   4.2      Compliance with Laws and Instruments..............................21
   4.3      Binding Obligation................................................21
   4.4      Title to Interests................................................21
   4.5      Information.......................................................21
   4.6      Resale of Stock...................................................21
   4.7      Members Representation............................................22

   5.       Conduct of Businesses Pending the Merger..........................22

   5.1      Conduct of Business by NeighborhoodFind Pending the Merger........22
   5.2      Conduct of Business by MonsterDaata Pending the Merger............23

   6.       Additional Agreements.............................................24

   6.1      Access and Information............................................24
   6.2      Additional Agreements.............................................24
   6.3      Publicity.........................................................25
   6.4      MonsterDaata Director and Observer Designee.......................25
   6.6      Executive Employment Agreement....................................25
   6.7      Registration Rights...............................................25


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   6.8      Lock-Up Letters...................................................25
   6.9      Cancellation of NeighborhoodFind Equity Rights....................26
   6.10     Auditor's Consent.................................................26

   7.       Conditions of Parties' Obligations................................26

   7.1      Conditions of MonsterDaata Obligations............................26
   7.2      Conditions of NeighborhoodFind's Obligations......................28

   8.       Nature and Survival of Representations and Warranties and
            Indemnification...................................................30

   8.1      Nature and Survival...............................................30
   8.2      Member Indemnification............................................30
   8.3      Escrow Fund.......................................................31
   8.4      MonsterDaata Indemnification......................................32

   9.       Amendment of Agreement............................................33

   10.      Definitions.......................................................33

   11.      Closing...........................................................37

   13.      Miscellaneous.....................................................39

   13.2     Notices...........................................................39
   13.3     Entire Agreement..................................................39
   13.4     Expenses..........................................................40
   13.5     Time..............................................................40
   13.6     Severability......................................................40
   13.7     Successors and Assigns............................................40
   13.8     No Third Parties Benefited........................................40
   13.9     Counterparts......................................................40
   13.10    Recitals, Schedules and Exhibits..................................40
   13.11    Section Headings and Gender.......................................40
   13.12    Governing Law.....................................................40

                                 LIST OF ANNEXES


A                 Certificate of Merger
B                 MonsterDaata Certificate of Incorporation
C                 MonsterDaata By-laws
D                 Certificate of Designation for Series D Preferred Stock
E                 [Intentionally Omitted]
F                 Registration Rights Agreement
G                 Lock-Up Letter
H                 Escrow Agreement
1.6               Make-Whole Consideration Examples
2.5               NeighborhoodFind Members
2.10              NeighborhoodFind Financial Statements
2.11              Undisclosed Liabilities
2.12              Changes
2.13(1)           Schedule of Leased Real and Personal Property
2.13(2)           Material Agreements
2.13(3)           Schedule of Accounts
2.13(4)           Schedule of Agreements
2.13(5)           Schedule of Patents and Other Intangible Assets
2.14              Employees
2.17              Schedule of Employee Benefits Plans
2.21              Litigation
2.22              Licenses
2.23              Internal Software Applications
2.24              Interested Party Transactions
2.25              Receivables
2.27              Product Warranties
3.4               MonsterDaata Options, Warrants and Convertible Securities
3.11              MonsterDaata Stockholders

7.1(f)            Form of Opinion of NeighborhoodFind and Members' Counsel
7.2(e)            Form of Opinion of MonsterDaata Counsel


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

                          AGREEMENT AND PLAN OF MERGER


          THIS AGREEMENT AND PLAN OF MERGER is made and entered into on July 20, 2001, by and among MONSTERDAATA, INC., a Delaware corporation ("MonsterDaata"), NEIGHBORHOODFIND.COM LLC, a Delaware limited liability company
("NeighborhoodFind"), and the members of NeighborhoodFind whose names appear on the signature page hereof (collectively, the "Members").


                              W I T N E S S E T H:


          WHEREAS, the Board of Directors of MonsterDaata and the managers of NeighborhoodFind have determined that it is fair to and in the best interests of their respective business entities and owners for NeighborhoodFind to be merged with and into MonsterDaata upon the terms and subject to the conditions set forth herein;

          WHEREAS, the Board of Directors of MonsterDaata and the managers of NeighborhoodFind have approved the merger of NeighborhoodFind with and into MonsterDaata in accordance with the General Corporation Law of the State of Delaware ("Corporation Law") and the Limited Liability Company Act of the State of Delaware ("LLC Act"), respectively, and upon the terms and subject to the conditions set forth herein and in the Certificate of Merger (the "Certificate of Merger") attached hereto as Annex A;

          WHEREAS, the Members of NeighborhoodFind have unanimously approved this Agreement, the Certificate of Merger and the transactions contemplated hereby and thereby, including the Merger; and

          WHEREAS, to induce MonsterDaata and NeighborhoodFind to enter into this Agreement and the Certificate of Merger, the Members have agreed to become parties to this Agreement and to make the covenants, representations and warranties indicated herein.

          NOW, THEREFORE, in consideration of the mutual agreements and covenants hereinafter set forth, the parties hereto agree as follows:

          1.   The Merger.

               1.1 Merger. Subject to the terms and conditions of this Agreement and the Certificate of Merger, NeighborhoodFind shall be merged with and into MonsterDaata (the "Merger") in accordance with Section 264 of the Corporation Law and Section 18-209 of the LLC Act. At the Effective
Time, the separate legal existence of NeighborhoodFind shall cease and MonsterDaata shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Delaware.

               1.2 Effective Time. The Merger shall become effective on the date and at the time the Certificate of Merger are filed with the Secretary of State of the State of Delaware in accordance with Section 264 of the Corporation Law and Section 18-209 of the LLC Act. The time at which the Merger shall become effective as aforesaid is referred to hereinafter as the "Effective Time," and the filing of the Certificate of Merger as set forth in the first sentence of this Section 1.2 shall be the last action required prior to the Closing as contemplated hereby and as described in Section 11 hereof.

               1.3   Certificate of Incorporation, By-laws, Directors and
Officers.

                     (a) The Certificate of Incorporation of MonsterDaata, as in effect immediately prior to the Effective Time, attached hereto as Annex B, shall be the Certificate of Incorporation of the Surviving Corporation from and after the Effective Time until further amended in accordance with applicable law.

                     (b) The By-laws of MonsterDaata, as in effect immediately prior to the Effective Time, attached hereto as Annex C, shall be the By-laws of the Surviving Corporation from and after the Effective Time until amended in accordance with applicable law, the Certificate of Incorporation and such By-laws.

                     (c) The directors and officers of MonsterDaata in office immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation (except for the addition of a director elected by a majority of the holders of the Series D Preferred Stock as contemplated by
Section 6.4), and each shall hold his respective office or offices from and after the Effective Time until his successor shall have been elected and shall have qualified or as otherwise provided in the By-laws of the Surviving Corporation.

               1.4 Assets and Liabilities. At the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each of the constituent business entities; and all and singular, the rights, privileges, powers and franchises of each of the constituent business entities, and all property, real, personal and mixed, and all debts due to any of the constituent business entities on whatever account, as well for stock subscriptions as all other things in action or belonging to each of the constituent business entities shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectively the property of the Surviving Corporation as they were of each of the respective constituent business entities, and the title to any real estate vested by deed or otherwise in any of such constituent business entities shall not revert or be in any way impaired by the Merger; but all rights of creditors and all liens upon any property of any of the constituent business entities shall be preserved unimpaired, and all debts, liabilities and duties of the respective constituent business entities shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.



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               1.5   Manner and Basis of Converting Interests.

                     (a)   At the Effective Time:

                           (i)   each share of Common Stock that shall be
outstanding immediately prior to the Effective Time shall remain unchanged and continue to be outstanding;

                           (ii)  the membership interests of NeighborhoodFind
(the "NeighborhoodFind Interests") beneficially owned by the Members listed below, which membership interests constitute all of the issued and outstanding membership interests of NeighborhoodFind, shall, by virtue of the Merger and without any action on the part of the holders thereof, be converted into the right to receive the MonsterDaata Securities specified below (which, in the aggregate, constitutes 25% of the shares of Common Stock outstanding following the Merger on a fully-diluted basis, less 500,000 shares of each of the Common Stock and Series D Preferred Stock, on an as-converted basis):


                                                    MonsterDaata Securities (on an as-converted basis
                                                                     into Common Stock
                            ----------------------------------------------------------------------------------------
                            Membership Interest      Shares of Series D     Shares of               Warrants to
                            in NeighborhoodFind      Preferred Stock       Common Stock        Purchase Common Stock
                            -------------------      ---------------       ------------        ---------------------
            Name

Avalon Equity Fund L.P....        96.06%                2,284,398             567,003                 2,329,488

Commerce Capital, L.P.....         3.94%                   93,697              23,256                    95,546

         Total                   100.00%                2,378,095             590,259                 2,425,034



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                           (iii)  each  NeighborhoodFind Interest held in the
treasury of NeighborhoodFind immediately prior to the Effective Time shall be cancelled in the Merger and cease to exist.

                    (b) After the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the NeighborhoodFind Interests that were outstanding immediately prior to the Effective Time.

               1.6 Make-Whole Consideration. If, as of the second anniversary of the Closing Date (the "Target Date"), the Current Market Value of the Common Stock is not equal to or greater than $0.75 per share (the "Target Price"), MonsterDaata shall issue to each Member (or, at MonsterDaata's election, pay to each Member an amount of cash with equivalent value) (a) with respect to the Common Stock, a number of additional shares of Common Stock equal to the product of (i) the difference between the Target Price and the Current Market Value of Common Stock as of the Target Date and (ii) the number of shares of Common Stock issuable to such Member pursuant to Section 1.5(a)(ii), and (b) with respect to the Series D Preferred Stock, a number of additional shares of Series D Preferred Stock equal to the product of (i) the difference between the Target Price and the Current Market Value of the Common Stock as of the Target Date and
(ii) the number of shares of Series D Preferred Stock issuable to such Member pursuant to Section 1.5(a)(ii); provided, however, that MonsterDaata shall not be



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

obligated under this Section 1.6 to issue to the Members, in the aggregate, more than 500,000 additional shares of Common Stock pursuant to clause (a) above or 500,000 additional shares of Series D Preferred Stock (on an as-converted basis into Common Stock) pursuant to clause (b) above. By way of illustration, examples of the foregoing calculations are set forth in Annex 1.6 hereto.

               1.7  Cancellation and Exchange of Interests.

                    (a) Immediately after the Effective Time and upon cancellation of all NeighborhoodFind Interests that were outstanding immediately prior to the Effective Time, MonsterDaata shall issue (i) certificates registered in the name of the Escrow Agent or its nominee representing 356,714 shares of Series D Preferred Stock (on an as-converted basis into Common Stock) that they shall be entitled to receive as set forth in Section 1.5(a)(ii) hereof (342,659 of which represents shares to which Avalon Equity Fund L.P. shall be so entitled and 14,055 of which represents shares to which Commerce Capital shall be so entitled) and 88,539 shares of Common Stock that they shall be entitled to receive as set forth in Section 1.5(a)(ii) hereof (85,051 of which represents shares to which Avalon Equity Fund L.P. shall be so entitled and 3,488 of which represents shares to which Commerce Capital shall be so entitled) and (ii) certificates registered in the name of such Member representing the MonsterDaata Securities that such Member shall be entitled to receive as set forth in Section 1.5(a)(ii) hereof (less that number of MonsterDaata Securities registered in the name of the Escrow Agent or its nominee referred to in clause (i) above). Until cancelled as contemplated by this Section 1.7, each certificate that immediately prior to the Effective Time represented any outstanding NeighborhoodFind Interest shall be deemed at and after the Effective Time to represent only the right to receive upon cancellation as aforesaid the consideration specified in
Section 1.5(a)(ii) hereof for the holder thereof.

                    (b) The certificates representing the MonsterDaata Securities issued in favor of the Members pursuant to Section 1.5(a)(ii) hereof and referred to in Section 1.7(a)(i) hereof shall be delivered to the Escrow Agent, registered in the name of the Escrow Agent or its nominee, and held in escrow pursuant to the terms of the Escrow Agreement. The certificates for the balance of the MonsterDaata Securities to be issued pursuant to Section 1.5(a)(ii) shall be delivered to the Members at Closing.

               1.8 NeighborhoodFind Options and Warrants. All options, warrants and rights to purchase NeighborhoodFind Interests or other Equity Securities outstanding as of the Effective Date (collectively, the "NeighborhoodFind Equity Rights") will be exchanged for MonsterDaata employee stock options as contemplated by Section 1.10 below or part of the warrants to purchase Common Stock to be issued under Section 1.5(a)(ii), prior to or effective upon the Effective Time, and MonsterDaata shall not assume or have any obligation with respect to such options, warrants or rights.

               1.9 Amendment of Commerce Capital Notes. At the Effective Time, the promissory notes made by NeighborhoodFind to Commerce Capital, (a) dated June 13, 2000, in the principal amount of $800,000, and (b) dated November 30, 2000, in the principal amount of $380,000 (together, the "Commerce Capital Notes"), shall be amended to, among other things, (i) substitute MonsterDaata as the obligor thereunder in place of NeighborhoodFind and (ii)



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

reduce the current interest rate under the Commerce Capital Notes from 13% per annum to 8% per annum.

               1.10 New MonsterDaata Employee Stock Options. At or before the Effective Time, MonsterDaata shall reserve additional stock options to purchase 1,283,576 shares of Common Stock under the MonsterDaata, Inc. 2000 Stock Option Plan, or under a separate stock option plan adopted by MonsterDaata, which may, in the discretion of the Member Representative and with the consent of MonsterDaata (which shall not be unreasonably withheld), be issued to officers, managers and employees of MonsterDaata who are officers, managers or employees of NeighborhoodFind as of the Effective Time, including as a replacement for NeighborhoodFind Equity Rights currently held by such officers, managers and employees.

               1.11 Further Assurances. From time to time, from and after the Effective Time, as and when requested by MonsterDaata, and without cost or expense to MonsterDaata, the appropriate officers and managers of NeighborhoodFind as of the Effective Time shall, for and on behalf and in the name of NeighborhoodFind or otherwise, shall execute and deliver all such deeds, bills of sale, assignments and other instruments and shall take or cause to be taken such further actions as MonsterDaata may deem necessary or desirable in order to confirm or record or otherwise transfer to MonsterDaata title to and possession of all of the properties, rights, privileges, powers, franchises and immunities of NeighborhoodFind or otherwise to carry out fully the provisions and purposes of this Agreement and the Certificate of Merger.

               1.12 Member Representative. NeighborhoodFind and each Member hereby irrevocably constitute and appoint Avalon Equity Fund L.P. (the "Member Representative"), with full power of substitution and re-substitution, as its and their true and lawful agent, attorney-in-fact and representative (such entity and its appointed and designated successor or successors being herein referred to as the "Member Representative"), with full power to act for and on behalf of NeighborhoodFind and the Members, and each of them, for all purposes under this Agreement and in connection with the Merger including, without limitation, for purposes of: (i) determining the amount of any Damages (as such term is hereinafter defined) suffered or incurred by MonsterDaata and the number of shares and amount of assets held under the Escrow Agreement to be transferred or distributed to MonsterDaata in accordance with the terms of the Escrow Agreement, (ii) determining the amount of Member Damages (as that term is hereinafter defined) suffered or incurred by the Members, (iii) receiving notices from MonsterDaata given under this Agreement, of which the Member Representative will give a copy to the other Members, (iv) approving and agreeing with MonsterDaata as to additions, deletions, changes, modifications and amendments to this Agreement and the Annexes hereto including, without limitation, the Escrow Agreement, except with respect to any addition, deletion, change, modification or amendment to a material financial term or condition of any of such documents that would materially, financially and adversely affect the Members, and (v) settling finally and completely any disputes or controversies among the parties hereto (other than solely among the Members) with respect to the interpretation or effect of or damages or relief under this Agreement and any and all transactions contemplated hereby (including, without limitation, under the Escrow Agreement). The Member Representative shall be entitled to reimbursement by the Members from the consideration actually payable to the Members or otherwise for all reasonable costs and expenses incurred by it in fulfilling its duties hereunder, and the Members agree among themselves that such costs and expenses shall be borne pro rata among them according to the number of membership interests owned immediately prior to the Effective Time. The Members agree that the Member Representative may make reasonable requests for advances to cover such costs and expenses, and the Members will promptly make such advances. In no event will MonsterDaata be liable for any costs or expenses of any nature incurred by the Member Representative in its capacity as such. NEIGHBORHOODFIND AND EACH MEMBER, JOINTLY AND SEVERALLY, AGREE THAT THE
MEMBER REPRESENTATIVE SHALL HAVE NO LIABILITY TO THE MEMBERS FOR ACTION TAKEN OR OMITTED IN GOOD FAITH IN EXERCISING THE AUTHORITY GRANTED UNDER THIS SECTION
1.12. MonsterDaata shall not have any obligation or liability to indemnify or defend the Member Representative in respect of any claim or liability asserted against the Member Representative by any Member or its successors or assigns. All determinations, decisions, actions and the like made by the Member Representative shall be final, conclusive and binding upon all Members and all persons claiming under or through them.

          2. Representations and Warranties of NeighborhoodFind. NeighborhoodFind represents and warrants to MonsterDaata as follows:

               2.1 Organization, Standing, etc. NeighborhoodFind is a limited liability company organized and existing in good standing under the laws of the State of Delaware, and has all requisite power and authority to carry on its business, to own or lease its properties and assets, to enter into this Agreement and the Certificate of Merger and to carry out the terms hereof and thereof. The copy of the Limited Liability Company Agreement of NeighborhoodFind (the "LLC Agreement") that has been delivered to MonsterDaata prior to the execution of this Agreement is true and complete and has not since been amended or repealed. NeighborhoodFind has no subsidiaries or direct or indirect interest (by way of stock ownership or otherwise) in any firm, corporation, limited liability company, partnership, association or business.

               2.2 Qualification. NeighborhoodFind is duly qualified to conduct business as a foreign entity and is in good standing in each jurisdiction wherein the nature of its activities or its properties owned or leased makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the condition (financial or otherwise), properties, assets, liabilities, business operations, results of operations or prospects of NeighborhoodFind (hereinafter, the "Condition of NeighborhoodFind").

               2.3 Membership Interests. All issued and outstanding membership interests of NeighborhoodFind are duly authorized, validly issued, fully paid and nonassessable. The offer, issuance and sale of such NeighborhoodFind Interests were (a) exempt from the registration and prospectus delivery requirements of the Securities Act, (b) registered or qualified (or were exempt from registration or qualification) under the registration or qualification requirements of all applicable state securities laws and (c) accomplished in conformity with all other applicable securities laws. None of such NeighborhoodFind Interests are subject to a right of withdrawal or a right of rescission under any federal or state securities or blue sky law. Except as disclosed in Annex 2.5, NeighborhoodFind has no outstanding options, rights or commitments to issue NeighborhoodFind Interests or other Equity Securities and there are no outstanding securities convertible into or exchangeable for NeighborhoodFind Interests or other Equity Securities.

               2.4 Indebtedness. NeighborhoodFind has no Indebtedness for Borrowed Money exceptas disclosed on the Balance Sheet.

               2.5 NeighborhoodFind Members. Annex 2.5 hereto contains a true and complete list of (a) the names and addresses of the record and beneficial holders of all of the outstanding NeighborhoodFind Interests and other Equity Securities and (b) the names and addresses of the record and beneficial holders of all of the outstanding NeighborhoodFind Equity Rights, together with the number or percentage of securities held. Other than the LLC Agreement, there is no voting trust, agreement or arrangement among any of the beneficial holders of NeighborhoodFind Interests affecting the exercise of the voting rights of such membership interests.

               2.6 Acts and Proceedings. The execution, delivery and performance of this Agreement and the Certificate of Merger (together, the "Merger Documentation") have been duly authorized by the "Managers" (as such term is defined in Section 18-101(10) of the LLC Act) of NeighborhoodFind and have been approved by the unanimous vote of the Members, and all of the acts and other proceedings required for the due and valid authorization, execution, delivery and performance of the Merger Documentation and the consummation of the Merger have been validly and appropriately taken, except for the filings referred to in
Section 1.2. No Member has requested or will request appraisal rights under
Section 18-210 of the LLC Act.

               2.7 Compliance with Laws and Instruments. Except as disclosed in Annex 2.7, the and operations of NeighborhoodFind have been and are being conducted in accordance with all applicable laws, rules and regulations, except where the failure to conduct such business and operations in accordance with all applicable laws, rules and regulations would not have a material adverse effect on the Condition of NeighborhoodFind. The execution, delivery and performance by NeighborhoodFind of the Merger Documentation and the consummation by NeighborhoodFind of the transactions contemplated by this Agreement: (a) will not require from the Members any consent or approval that has not already been obtained, (b) will not require any authorization, consent or approval of, or filing or registration with, any court or governmental agency or instrumentality, except such as shall have been obtained prior to the Closing,
(c) will not cause NeighborhoodFind to violate or contravene (i) any provision of law, (ii) any rule or regulation of any agency or government, (iii) any order, judgment or decree of any court or (iv) any provision of the LLC Agreement of NeighborhoodFind, (d) will not violate or be in conflict with, result in a breach of or constitute (with or without notice or lapse of time, or both) a default under, any indenture, loan or credit agreement, deed of trust, mortgage, security agreement or other contract, agreement or instrument to which NeighborhoodFind is a party or by which NeighborhoodFind or any of its properties is bound or affected and (e) will not result in the creation or imposition of any Lien upon any property or asset of NeighborhoodFind. NeighborhoodFind is not in violation of, or (with or without notice or lapse of time, or both) in default under, any term or provision of its LLC Agreement.

               2.8 Binding Obligations. This Agreement constitutes the legal, valid and binding obligation of NeighborhoodFind and is enforceable against NeighborhoodFind in accordance with its terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity. Upon the execution and delivery of the Certificate of Merger by NeighborhoodFind and MonsterDaata, the Certificate of Merger will be a legal, valid and binding obligation of NeighborhoodFind and will be enforceable against NeighborhoodFind in accordance with its terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

               2.9 No Brokers or Finders. No Person has, or as a result of the transactions contemplated herein will have, any right or valid claim against NeighborhoodFind, MonsterDaata or any of their respective Affiliates for any commission, fee or other compensation as a finder or broker, or in any similar capacity.

               2.10 Financial Statements. Attached hereto as Annex 2.10 are (a) NeighborhoodFind's unaudited balance sheet as at December 31, 2000, and its unaudited statements of income and retained earnings and changes in financial position for the year then ended, and (b) NeighborhoodFind's unaudited balance sheet (the "Balance Sheet") as of May 31, 2001 (the "Balance Sheet Date") and the statements of income and retained earnings and changes in financial position for the five-month period then ended. Such financial statements (i) are in accordance with the books and records of NeighborhoodFind, (ii) present fairly the financial condition of NeighborhoodFind at the dates therein specified and the results of its operations and changes in financial position for the periods therein specified and (iii) have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a basis consistent with prior accounting periods, except for footnotes and normal year-end adjustments with respect to the Balance Sheet. Except for the execution of its report thereon, the accounting firm of Hantzmon, Wiebel & Company has substantially completed all work necessary for the compilation of NeighborhoodFind's audited balance sheet as at December 31, 2000, and its audited statements of income and retained earnings and changes in financial position for the year then ended.

               2.11 Absence of Undisclosed Liabilities. NeighborhoodFind has no material obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due), arising out of any transaction entered into at or prior to the Closing, except (a) as disclosed in Annex 2.11 hereto, (b) to the extent set forth on or reserved against in the Balance Sheet, (c) current liabilities incurred and obligations under agreements entered into in the usual and ordinary course of business since the Balance Sheet Date, none of which (individually or in the aggregate) materially and adversely affects the Condition of NeighborhoodFind, and (d) by the specific terms of any written agreement, document or arrangement identified in the Annexes.

               2.12 Changes. Since January 1, 2001, except as disclosed in Annex 2.12 hereto, NeighborhoodFind has not (a) incurred any debts, obligations or liabilities, absolute, accrued, contingent or otherwise, whether due or to become due, except current liabilities incurred in the usual and ordinary course of business, none of which (individually or in the aggregate) materially and adversely affects the Condition of NeighborhoodFind,
(b) discharged or satisfied any Liens other than those securing, or paid any obligation or liability other than, current liabilities shown on the Balance Sheet and current liabilities incurred since the Balance Sheet Date, in each case in the usual and ordinary course of business, (c) mortgaged, pledged or subjected to Lien any of its assets tangible or intangible, (d) sold, transferred or leased any of its assets, except in the usual and ordinary course of business, (e) cancelled or compromised any debt or claim, or waived or released any right, of material value, (f) suffered any physical damage, destruction or loss (whether or not covered by insurance) adversely affecting the Condition of NeighborhoodFind, (g) entered into any transaction other than in the usual and ordinary course of business, (h) encountered any labor difficulties, (i) made or granted any wage or salary increase or made any increase in the amounts payable under any profit sharing, bonus, deferred compensation, severance pay, insurance, pension, retirement or other employee benefit plan, agreement or arrangement, other than in the ordinary course of business consistent with past practice, or entered into any employment agreement, (j) issued or sold any membership interests, bonds, notes, debentures or other securities or granted any options (including employee stock options), warrants or other rights with respect thereto, (k) declared or paid any dividends on or made any other distributions with respect to, or purchased or redeemed, any of its outstanding equity interests, (l) suffered or experienced any change in, or condition affecting, the Condition of NeighborhoodFind other than changes, events or conditions in the usual and ordinary course of its business, none of which (either by itself or in conjunction with all such other changes, events and conditions) has been materially adverse, (m) made any change in the accounting principles, methods or practices followed by it or depreciation or amortization policies or rates theretofore adopted, (n) made or permitted any amendment or termination of any contract, agreement or license to which it is a party, (o) suffered any material loss not reflected in the Balance Sheet or its statement of income for the twelve months ended on the Balance Sheet Date, (p) paid, or made any accrual or arrangement for payment of, bonuses or special compensation of any kind or any severance or termination pay to any present or former officer, director, employee, shareholder or consultant, (q) made or agreed to make any charitable contributions or incurred any non-business expenses in excess of $5,000 in the aggregate, (r) entered into any agreement, or (s) otherwise obligated itself to do any of the foregoing.

               2.13 Schedule of Assets and Contracts. Attached hereto as Annexes 2.13(1) through 2.13(5) are various schedules listing assets and contracts of NeighborhoodFind, as described herein.

                     (a) Annex 2.13(1) contains a true and complete list of all real property leased by NeighborhoodFind, including a brief description of each item thereof and of the nature of NeighborhoodFind's interest therein, and of all tangible personal property owned or leased by NeighborhoodFind having a cost or fair market value of greater than $10,000, including a brief description of each item and of the nature of the interest of NeighborhoodFind therein. All the property listed in Annex 2.13(1) as being leased by NeighborhoodFind is held by NeighborhoodFind under valid and enforceable leases having the rental terms, termination dates and renewal and purchase options described in Annex 2.13(1); such leases are enforceable in accordance with their terms, and there is not, under any such lease, any existing default or event of default or event which with notice or lapse of time, or both, would constitute a default, and NeighborhoodFind has not received any notice or claim of any such default. NeighborhoodFind does not now own, nor has it at any time owned, any real property.

                     (b) Except as expressly set forth in this Agreement, the Balance Sheet or the notes thereto, or as disclosed in Annex 2.13(2) hereto, NeighborhoodFind is not a party to any written or oral agreement not made in the ordinary course of business. Except as disclosed in Annex 2.13(2) hereto, NeighborhoodFind is not a party to or otherwise barred by any written or oral
(a) agreement with any labor union, (b) agreement for the purchase of fixed assets or for the purchase of materials, supplies or equipment in excess of normal operating requirements, (c) agreement for the employment of any officer, individual employee or other Person on a full-time basis or any agreement with any Person for consulting services, (d) bonus, pension, profit sharing, retirement, stock purchase, stock option, deferred compensation, medical, hospitalization or life insurance or similar plan, contract or understanding with respect to any or all of the employees of NeighborhoodFind or any other Person, (e) indenture, loan or credit agreement, note agreement, deed of trust, mortgage, security agreement, promissory note or other agreement or instrument relating to or evidencing Indebtedness for Borrowed Money or subjecting any asset or property of NeighborhoodFind to any Lien or evidencing any Indebtedness, (f) guaranty of any Indebtedness, (g) other than as set forth in Annex 2.13(1) hereto, lease or agreement under which NeighborhoodFind is lessee of or holds or operates any property, real or personal, owned by any other Person under which payments to such Person exceed $20,000 per year or with an unexpired term (including any period covered by an option to renew exercisable by any other party) of more than 30 days, (h) lease or agreement under which NeighborhoodFind is lessor or permits any Person to hold or operate any property, real or personal, owned or controlled by NeighborhoodFind, (i) agreement granting any preemptive right, right of first refusal or similar right to any Person, (j) agreement or arrangement with any Affiliate or any "associate" (as such term is defined in Rule 405 under the Securities Act) of NeighborhoodFind or any present or former officer, manager or member of NeighborhoodFind, (k) agreement obligating NeighborhoodFind to pay any royalty or similar charge for the use or exploitation of any tangible or intangible property, (1) covenant not to compete or other restriction on its ability to conduct a business or engage in any other activity, (m) distributor, dealer, manufacturer's representative, sales agency, franchise or advertising contract or commitment, (n) agreement to register securities under the Securities Act,
(o) collective bargaining agreement, or (p) agreement or other commitment or arrangement with any Person continuing for a period of more than three months from the Closing Date which involves an expenditure or receipt by NeighborhoodFind in excess of $20,000. Except as disclosed in Annex 2.13(2), none of the agreements, contracts, leases, instruments or other documents or arrangements listed on Annexes 2.13(1) through 2.13(5) requires the consent of any of the parties thereto other than NeighborhoodFind to permit the contract, agreement, lease, instrument or other document or arrangement to remain effective following consummation of the Merger and the transactions contemplated hereby.

                     (c) Annex 2.13(3) contains a true and complete list and description of all insurance policies and insurance coverage with respect to NeighborhoodFind, its business, premises, properties, assets, employees and agents including, without limitation, fire and casualty insurance, property and liability insurance, product liability insurance, life insurance, medical and hospital insurance and workers' compensation insurance; such list includes with respect to each policy (i) a general description of the insured loss coverage,
(ii) the expiration date of coverage, (iii) the annual premium, and (iv) the dollar limitations of coverage and a general description of each deductible feature.

                     (d) Annex 2.13(4) contains a true and complete list and description of each bank account, savings account, other deposit relationship and safety deposit box of NeighborhoodFind, including the name of the bank or other depository, the account number and the names of the individuals having signature or other withdrawal authority with respect thereto.

                     (e) Annex 2.13(5) contains a true and complete list of all patents, patent applications, trade names, trademarks, trademark registrations and applications, copyrights, copyright registrations and applications, and grants of licenses, both domestic and foreign, presently owned, possessed, used or held by NeighborhoodFind; and NeighborhoodFind owns the entire right, title and interest in and to the same, free and clear of all Liens and restrictions. Annex 2.13(5) also contains a true and complete list of all licenses granted to or by NeighborhoodFind with respect to the foregoing. Except as disclosed in Annex 2.13(5), all patents, patent applications, trade names, trademarks, trademark registrations and applications, copyrights, copyright registrations and applications and grants of licenses set forth in Annex 2.13(5) (i) are subject to no pending or threatened challenge, and (ii) can and will be transferred by NeighborhoodFind to MonsterDaata as a result of the Merger and without the consent of any Person other than NeighborhoodFind. Neither the execution nor delivery of the Merger Documentation, nor the consummation of the transactions contemplated thereby will give any licensor or licensee of NeighborhoodFind any right to change the terms or provisions of, terminate or cancel, any license to which NeighborhoodFind is a party.

                     (f) NeighborhoodFind has furnished to MonsterDaata true and complete copies of all agreements and other documents disclosed or referred to in Annexes 2.13(1) through 2.13(5), as well as any additional agreements or documents, requested by MonsterDaata. NeighborhoodFind has in all material respects performed all obligations required to be performed by it to date and is not in default in any respect under any of the contracts, agreements, leases, documents, commitments or other arrangements to which it is a party or by which it or any of its property is otherwise bound or affected. All parties having material contractual arrangements with NeighborhoodFind are in substantial compliance therewith to the best of NeighborhoodFind's knowledge, and none are in material default thereunder. NeighborhoodFind does not have outstanding any power of attorney.

               2.14 Employees. NeighborhoodFind has complied in all material respects with all laws relating to the employment of labor, and NeighborhoodFind has encountered no material labor difficulties. Except as disclosed in Annex
2.14 or pursuant to ordinary arrangements of employment compensation, NeighborhoodFind is not under any obligation or liability to any officer, manager, employee or Affiliate of NeighborhoodFind. Annex 2.14 contains a true and complete list of all employees of NeighborhoodFind as of the date hereof and the current salaries earned by each of them.

               2.15 Tax Returns and Audits. All required federal, state and local tax returns of NeighborhoodFind have been accurately prepared and duly and timely filed, and all federal, state and local taxes required to be paid with respect to the periods covered by such returns have been paid. NeighborhoodFind is not and has not been delinquent in the payment of any tax, assessment or governmental charge. NeighborhoodFind has not had a tax deficiency proposed or assessed against it and has not executed a waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. None of NeighborhoodFind's federal income tax returns nor any state or local income or franchise tax returns has been audited by governmental authorities. The reserves for taxes, assessments and governmental charges reflected on the Balance Sheet are and will be sufficient for the payment of all unpaid taxes and governmental charges payable by NeighborhoodFind with respect to the period ended on the Balance Sheet Date. Since the Balance Sheet Date, NeighborhoodFind has made adequate provisions on its books of account for all taxes, assessments and governmental charges with respect to its business, properties and operations for such period. NeighborhoodFind has withheld or collected from each payment made to each of its employees the amount of all taxes (including, but not limited to, federal, state and local income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositaries.

               2.16 Patents and Other Intangible Assets.

                        (a) NeighborhoodFind (i) owns or has the right to use, free and clear of all Liens, claims and restrictions, all patents, trademarks, service marks, trade names, copyrights and licenses set forth in Annex 2.13(4) or otherwise, and rights with respect to the foregoing, used in or necessary for the conduct of its business as now conducted or proposed to be conducted without infringing upon or otherwise acting adversely to the right or claimed right of any Person under or with respect to any of the foregoing and (ii) is not obligated or under any liability to make any payments by way of royalties, fees or otherwise to any owner or licensor of, or other claimant to, any patent, trademark, service mark, trade name, copyright or other intangible asset, with respect to the use thereof or in connection with the conduct of its business or otherwise.

                        (b) To the best knowledge of NeighborhoodFind, NeighborhoodFind owns and has the unrestricted right to use all trade secrets, if any, including know-how, negative know-how, formulas, patterns, programs, devices, methods, techniques, inventions, designs, processes, computer programs and technical data and all information that derives independent economic value, actual or potential, from not being generally known or known by competitors (collectively, "intellectual property") required for or incident to the development, operation and sale of all products and services sold by NeighborhoodFind, free and clear of any right, Lien, or claim or others; provided, however, the possibility exists that other Persons, completely independently of the NeighborhoodFind or its employees or agents could have developed intellectual property similar or identical trade secrets or technical information by others. All intellectual property can and will be transferred by NeighborhoodFind to MonsterDaata as a result of the Merger and without the consent of any Person other than NeighborhoodFind.

               2.17 Employee Benefit Plans; ERISA.

                        (a) Except as disclosed in Annex 2.17 hereto, there are no "employee benefit plans" (within the meaning of Section 3(3) of the ERISA) nor any other employee benefit or fringe benefit arrangements, practices, contracts, policies or programs of every type other than programs merely involving the regular payment of wages, commissions, or bonuses established, maintained or contributed to by NeighborhoodFind, whether written or unwritten and whether or not funded. The plans listed in Annex 2.17 hereto are hereinafter referred to as the "Employee Benefit Plans."

                        (b)   All  current  and  prior   material   documents,
including all amendments thereto, with respect to each Employee Benefit Plan have been given to MonsterDaata or its advisors.

                        (c) All Employee Benefit Plans are in material compliance with the applicable requirements of ERISA, the Internal Revenue Code of 1986, as amended (the "Code") and any other applicable state, federal or foreign law.

                        (d) There are no pending claims or lawsuits which have been asserted or instituted against any Employee Benefit Plan, the assets of any of the trusts or funds under the Employee Benefit Plans, the plan sponsor or the plan administrator of any of the Employee Benefit Plans or against any fiduciary of an Employee Benefit Plan with respect to the operation of such plan, nor does NeighborhoodFind have any knowledge of any incident, transaction, occurrence or circumstance which might reasonably be expected to form the basis of any such claim or lawsuit.

                        (e)   There   is   no    pending    or    contemplated
investigation or pending or possible enforcement action by the Pension Benefit Guaranty Corporation, the Department of Labor, the Internal Revenue Service or any other government agency with respect to any Employee Benefit Plan and NeighborhoodFind has no knowledge of any incident, transaction, occurrence or circumstance which might reasonably be expected to trigger such an investigation or enforcement action.

                        (f) No actual or contingent liability exists with respect to the funding of any Employee Benefit Plan or for any other expense or obligation of any Employee Benefit Plan, except as disclosed on the financial statements of NeighborhoodFind or the Annexes to this Agreement, and no contingent liability exists under ERISA with respect to any "multi-employer plan," as defined in Section 3(37) or Section 4001(a)(3) of ERISA.

                        (g) No events have occurred or are expected to occur with respect to any Employee Benefit Plan that would cause a material change in the costs of providing benefits under such Employee Benefit Plan or would cause a material change in the cost of providing for other liabilities of such Employee Benefit Plan.

                  2.18 Title to Property and Encumbrances. NeighborhoodFind has good, valid and marketable title to all properties and assets used in the conduct of its business free of all Liens and other encumbrances, except liens associated with the Commerce Capital Notes, Permitted Liens and such ordinary and customary imperfections of title, restrictions and encumbrances as do not, individually or in the aggregate, materially detract from the value of the property or assets or materially impair the use made thereof by NeighborhoodFind in its business. Without limiting the generality of the foregoing, NeighborhoodFind has good and marketable title to all of its properties and assets reflected in the Balance Sheet, except for property disposed of in the usual and ordinary course of business since the Balance Sheet Date and for property held under valid and subsisting leases which are in full force and effect and which are not in default.

                  2.19 Condition of Properties. All facilities, equipment, fixtures, vehicles and other properties owned, leased or used by NeighborhoodFind are in good operating condition and repair, subject to ordinary wear and tear, and are adequate and sufficient for NeighborhoodFind's business.

                  2.20 Insurance Coverage. There is in full force and effect one or more of the policies of insurance set forth in Annex 2.13(3) issued by insurers of recognized responsibility, insuring NeighborhoodFind and its properties and business against such losses and risks, and in such amounts, as are customary for corporations of established reputation engaged in the same or similar business and similarly situated, and adequate for the purposes thereof. NeighborhoodFind has not been refused any insurance coverage sought or applied for, and NeighborhoodFind has no reason to believe that it will be unable to renew its existing insurance coverage as and when the same shall expire upon terms at least as favorable to those currently in effect, other than possible increases in premiums that do not result from any act or omission of NeighborhoodFind. No suit, proceeding or action or threat of suit, proceeding or action has been asserted or made against NeighborhoodFind since its formation due to bodily injury or alleged bodily injury arising out of the function or malfunction of a product or service designed, manufactured, sold or distributed by NeighborhoodFind.

                  2.21 Litigation. Except as disclosed in Annex 2.21 hereto, there is no legal action, suit, arbitration or other legal, administrative or other governmental proceeding pending or, to the best knowledge of NeighborhoodFind, threatened against or affecting NeighborhoodFind or its properties, assets or business, and after due investigation, NeighborhoodFind is not aware of any incident, transaction, occurrence or circumstance that might be expected to result in or form the basis for any such action, suit, arbitration or other proceeding. NeighborhoodFind is not in default with respect to any order, writ, judgment, injunction, decree, determination or award of any court or any governmental agency or instrumentality or arbitration authority.

                  2.22 Licenses. NeighborhoodFind possesses from the appropriate governmental authority all licenses, permits, authorizations, approvals, franchises and rights necessary for NeighborhoodFind to engage in the business currently conducted by it, all of which are in full force and effect, a true and current list of which is set forth in Annex 2.22 hereto.

                  2.23.   Internal   Software   Applications.    The   current
software applications used by NeighborhoodFind in the operation of its business are set forth and described in Annex 2.23 hereto (the "Software").

                        (a) To the extent that any of the Software has been designed or developed by NeighborhoodFind's management information or development staff or by consultants on NeighborhoodFind's behalf, such Software is original and capable of copyright protection in the United States, and NeighborhoodFind has complete rights to and ownership of such Software, including possession of, or ready access to, the source code for such Software in its most recent version. No part of any such Software is an imitation or copy of, or infringes upon, the software of any other person or entity, or violates or infringes upon any common law or statutory rights of any other person or entity, including, without limitation, rights relating to defamation, contractual rights, copyrights, patents, trade secrets and rights of privacy or publicity. NeighborhoodFind has not sold, assigned, licensed, distributed or in any other way disposed of or encumbered any of the Software.

                        (b) The Software, to the extent it is licensed from any third party licensor or constitutes "off-the-shelf" software, is held by NeighborhoodFind legitimately and is fully transferable hereunder to MonsterDaata without any third party consent. All of NeighborhoodFind's computer hardware has legitimately licensed software installed therein.

                        (c) The Software is free from any significant defect or programming or documentation error, operates and runs in a reasonable and efficient business manner, conforms to the stated specifications thereof and, with respect to owned Software, the applications can be recreated from their associated source codes.

                        (d) NeighborhoodFind has not knowingly altered its data (except in the ordinary and customary course of NeighborhoodFind's business) or any Software or supporting software which may, in turn, damage the integrity of the data, stored in electronic, optical, or magnetic or other form. Except as disclosed in Annex 2.23 hereto, NeighborhoodFind has no knowledge of the existence of any bugs or viruses with respect to the Software.

                        (e) NeighborhoodFind shall, to the maximum possible extent, pass through to MonsterDaata all manufacturer's and supplier's warranties and support contracts for the Software that are not owned by NeighborhoodFind, and NeighborhoodFind shall, upon MonsterDaata's reasonable request, execute each and every document that is necessary or appropriate to effectuate MonsterDaata's obtaining and enjoying the benefits of any such pass-through warranty.

                        (f) NeighborhoodFind has furnished MonsterDaata with true and accurate copies of all documentation (end user or otherwise) relating to the use, maintenance and operation of the Software.

                        (g)  Annex  2.23  hereto   sets  forth  the   physical
location of the computer server which is currently hosting NeighborhoodFind's Internet Websites. Such server is validly owned or a portion thereof is validly leased by NeighborhoodFind. The applicable Internet hosting contract, which describes NeighborhoodFind's contractual obligations, term of the contract, associated costs, corporate information of the host and amount of bandwidth to which the server is connected to the Internet has been previously provided to MonsterDaata. Annex 2.23 hereto additionally sets forth (1) the name and IP address of the Internet Web homepage, when the homepage was granted and the date of the next annual payment, (2) a list of any and all software which can be downloaded from the Website, and (3) a list of any license agreements displayed on the Website prior to downloading any particular software. NeighborhoodFind's Websites contain all legal disclaimers believed to be required.

                  2.24 Interested Party Transactions. Except as disclosed in Annex 2.24 hereto, no officer, manager or member of NeighborhoodFind or any Affiliate or "associate" (as such term is defined in Rule 405 under the Securities Act) of any such Person or NeighborhoodFind has or has had, either directly or indirectly, (a) an interest in any Person that (i) furnishes or sells services or products that are furnished or sold or are proposed to be furnished or sold by NeighborhoodFind or
(ii) purchases from or sells or furnishes to NeighborhoodFind any goods or services, or (b) a beneficial interest in any contract or agreement to which NeighborhoodFind is a party or by which it may be bound or affected.

                  2.25 Receivables. The accounts and notes receivable shown on the Balance Sheet (net of the allowance for doubtful accounts in the amount appearing thereon) have been collected or are collectible in the usual and ordinary course of NeighborhoodFind's business in the amounts thereof shown on the Balance Sheet. The accounts and notes receivable of NeighborhoodFind acquired after the Balance Sheet Date and prior to the Closing Date will be reflected on the books of account of NeighborhoodFind at 100% of the amount thereof and have been collected, or are or will be collectible in the usual and ordinary course of NeighborhoodFind's business, in the full amounts thereof (less normal allowances for doubtful accounts), assuming performance by MonsterDaata of the obligations relating thereto with respect to periods from and after the Effective Time. Attached hereto as Annex 2.25 is a true and complete listing of the accounts receivable of NeighborhoodFind at May 31, 2001 which contains the name of each customer, the amount owing by that customer on such date and the aging of that amount showing the proportion thereof 30, 60, 90 and over 90 days old. All of the accounts receivable reflected on the Balance Sheet and in Annex 2.25 and all accounts receivable which have arisen since the Balance Sheet Date are valid and enforceable claims, and the goods and services sold and delivered which gave rise to such accounts receivable were sold and delivered in conformity with all applicable express and implied warranties, purchase orders, agreements and specifications, and are not subject to any valid defense or offset.

                  2.26 Customers, Suppliers and Independent Contractors. Since the Balance Sheet Date, NeighborhoodFind has not been advised that any customer, supplier or independent contractor of NeighborhoodFind intends to terminate or materially curtail its business relationship (other than as a result of nonrenewal) with NeighborhoodFind. Annex 2.26 contains a true and complete list of customers of NeighborhoodFind as of a reasonably recent date from the date hereof showing, among other things, the total number of customers of NeighborhoodFind, the respective commencement dates of their subscriptions and the total amount of their subscription payments during the past 12 months.

                  2.27 Obligations to or by Members. Except as disclosed in Annex 2.27, NeighborhoodFind has no liability or obligation or commitment to any Member or any Affiliate or "associate" (as such term is defined in Rule 405 under the Securities Act) of any Member, nor does any Member or any such Affiliate or associate have any liability, obligation or commitment to NeighborhoodFind.

                  2.28 Disclosure. There is no fact relating to NeighborhoodFind that NeighborhoodFind has not disclosed to MonsterDaata in writing which materially and adversely affects nor, insofar as NeighborhoodFind can now foresee, will materially and adversely affect, the Condition of NeighborhoodFind. No representation or warranty by NeighborhoodFind herein and no information disclosed in the schedules, annexes or exhibits hereto by

NeighborhoodFind contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

               3. Representations and Warranties of MonsterDaata. MonsterDaata represents and warrants to NeighborhoodFind and the Members as follows:

                  3.1 Organization and Standing. MonsterDaata is a corporation duly organized and existing in good standing under the laws of the State of Delaware. MonsterDaata has heretofore delivered to NeighborhoodFind complete and correct copies of its Certificate of Incorporation and By-laws as now in effect. MonsterDaata has full corporate power and authority to carry on its business as it is now being conducted and as now proposed to be conducted and to own or lease its properties and assets.

                  3.2 Corporate Authority. MonsterDaata has full corporate power and authority to enter into the Merger Documentation and the other agreements to be made pursuant to the Merger Documentation, and to carry out the transactions contemplated hereby and thereby. All corporate acts and proceedings required for the authorization, execution, delivery and performance of the Merger Documentation and such other agreements and documents by MonsterDaata have been fully and validly taken or will have been so taken prior to the Closing. Each of the Merger Documents constitutes a valid and binding obligation of MonsterDaata, each enforceable against it in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general principles of equity.

                  3.3 Broker's Fees. No person, firm, corporation or other entity is entitled by reason of any act or omission of MonsterDaata to any broker's or finder's fees, commission or other similar compensation with respect to the execution and delivery of this Agreement or the Certificate of Merger, or with respect to the consummation of the transactions contemplated hereby or thereby.

                  3.4 Capitalization of MonsterDaata. The authorized capital stock of MonsterDaata consists of (a) 100,000,000 shares of common stock, par value $.01 per share, of which 3,270,778 shares are issued and outstanding on the date hereof, and (b) 10,000,000 shares of preferred stock, par value $.01 per share, of which (i) 2,000 shares have been designated Series A Cumulative Convertible Preferred Stock and 418.05 are issued and outstanding on the date hereof, (ii) 2,000 shares have been designated Series B Cumulative Convertible Preferred Stock and 25 shares are issued and outstanding on the date hereof,
(iii) 1,500,000 shares have been designated 7% Series C Convertible Preferred Stock and 1,072,800 are issued and outstanding on the date hereof, and (iv) 360,000 shares will be designated Series D Convertible Preferred Stock on or prior to the Effective Date and none are issued and outstanding on the date hereof. All outstanding shares of the capital stock of MonsterDaata are validly issued and outstanding, fully paid and nonassessable. Annex 3.4 hereto lists all outstanding stock options, warrants, rights, commitments and convertible securities to acquire securities of MonsterDaata.

                  3.5 Validity of Shares. The MonsterDaata Securities to be issued at the Closing pursuant to Section 1.5(a)(ii) hereof and, if applicable,
Section 1.6, when issued and
delivered in accordance with the terms hereof and of the Certificate of Merger, shall be duly and validly issued, fully paid and nonassessable and free and clear of all liens, claims and encumbrances (other than pursuant to Section 8 hereof).

                  3.6 Information. (a) MonsterDaata has delivered to the Members true and complete copies of MonsterDaata Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000, MonsterDaata Registration Statement on Form SB-2 filed on June 8, 2001, and MonsterDaata Quarterly Report on Form 10-QSB for the quarter ended March 31, 2001 (the "MonsterDaata SEC Documents"). None of the MonsterDaata SEC Documents, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein not misleading.

                        (b) MonsterDaata has not filed, and nothing has occurred with respect to which MonsterDaata would be required to file, any report on Form 8-K since March 31, 2001. Prior to and until the Closing, MonsterDaata will provide to the Members copies of any and all reports filed by MonsterDaata after March 31, 2001 with the Commission and any and all reports or notices delivered to the stockholders of MonsterDaata concurrently with the filing or delivery thereof.

                        (c) The shares of Common Stock are quoted on the Over-the-Counter (OTC) Bulletin Board under the symbol "MSRD," and MonsterDaata is in compliance in all material respects with all rules and regulations of the OTC Bulletin Board applicable to it and its shares of Common Stock.

                  3.7 Financial Statements. The balance sheets, and statements of income, changes in financial position and stockholders' equity contained in the MonsterDaata SEC Documents have been prepared in accordance with generally accepted accounting principals applied on a basis consistent with prior periods (and, in the case of unaudited financial information, on a basis consistent with year-end audits). The financial statements included in the Annual Report on Form 10-KSB are as audited by, and include the related opinions of, Marcum & Kliegman LLP, MonsterDaata's independent certified public accountants. The financial information included in the Quarterly Report on Form 10-QSB for the quarter ended March 31, 2001 is unaudited, but reflects all adjustments (including normally recurring accounts) which MonsterDaata considers necessary for a fair presentation of such information.

                  3.8 Governmental Consents. All material consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with any federal or state governmental authority on the part of MonsterDaata required in connection with the consummation of the Merger shall have been obtained prior to, and be effective as of, the Closing.

                  3.9 Compliance with Laws and Instruments. The business and operations of MonsterDaata have been and are being conducted in accordance with all applicable laws, rules and regulations, except for such violations thereof for which the penalties, in the aggregate, would not have a material adverse effect on the condition of MonsterDaata. The execution, delivery and performance by MonsterDaata of the Merger Documentation and the consummation by MonsterDaata of the transactions contemplated by this Agreement; (a) will not require from its stockholders any consent or approval that has not already been obtained, (b) will not require any authorization, consent or approval of, or filing or registration with, any court or governmental agency or instrumentality, except such as shall have been obtained prior to the Closing,
(c) will not cause MonsterDaata to violate or contravene (i) any provision of law, (ii) any rule or regulation of any agency or government, (iii) any order, judgment or decree of any court or (iv) any provision of the Certificate of Incorporation or By-laws of MonsterDaata, (d) will not violate or be in conflict with, result in a breach of or constitute (with or without notice or lapse of time, or both) a default under, any indenture, loan or credit agreement, deed of trust, mortgage, security agreement or other contract, agreement or instrument to which MonsterDaata is a party or by which MonsterDaata or any of its properties is bound or affected and (e) will not result in the creation or imposition of any Lien upon any property or asset of MonsterDaata. MonsterDaata is not in violation of, or (with or without notice or lapse of time, or both) in default under, any term or provision of its Certificate of Incorporation or By-laws or of any indenture, loan or credit agreement, deed of trust, mortgage, security agreement or other contract, agreement or instrument to which MonsterDaata is a party or by which MonsterDaata or any of its properties is bound or affected.

                  3.10 Indebtedness. MonsterDaata has no Indebtedness for Borrowed Money except as disclosed on its balance sheet as at March 31, 2001.

                  3.11 MonsterDaata Stockholders. Annex 3.11 hereto contains a true and complete list of the names and/or general categories of the record and beneficial holders of all of the outstanding capital stock of MonsterDaata. There is no voting trust, agreement or arrangement among any of the beneficial holders of MonsterDaata capital stock affecting the exercise of the voting rights of such stock.

                  3.12 Absence of Undisclosed Liabilities. MonsterDaata has no material obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due), arising out of any transaction entered into at or prior to the Closing, except (a) to the extent set forth on or reserved against in MonsterDaata's March 31, 2001 balance sheet,
(b) current liabilities incurred and obligations under agreements entered into in the usual and ordinary course of business since March 31, 2001, none of which (individually or in the aggregate) materially and adversely affects the condition of MonsterDaata, and (c) by the specific terms of any written agreement, document or arrangement identified in the Annexes.

                  3.13 Employees. MonsterDaata has complied in all material respects with all laws relating to the employment of labor, and MonsterDaata has encountered no material labor difficulties. Except pursuant to ordinary arrangements of employment or consulting compensation, MonsterDaata is not under any obligation or liability to any officer, director, employee or Affiliate of MonsterDaata.

                  3.14 Tax Returns and Audits. All required federal, state and local tax returns of MonsterDaata have been accurately prepared and duly and timely filed, and all federal, state and local taxes required to be paid with respect to the periods covered by such returns have been paid. MonsterDaata is not and has not been delinquent in the payment of any tax, assessment or governmental charge. MonsterDaata has not had a tax deficiency proposed or assessed against it which has not been paid in full and has not executed a waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. Except as stated in Annex 3.14, none of MonsterDaata's federal income tax returns nor any state or local income or franchise tax returns has been audited by governmental authorities. The reserved for taxes, assessments and governmental charges (including interest and penalties) reflected on MonsterDaata's March 31, 2001 balance sheet are and will be sufficient for the payment of all unpaid taxes (whether or not shown due on a tax return, and whether or not the corresponding return or returns were accurately prepared) and governmental charges (including interest and penalties) payable by MonsterDaata with respect to any periods ending on or before March 31, 2001. Since March 31, 2001, MonsterDaata has made adequate provisions on its books of account for all taxes, assessments and governmental charges with respect to its business, properties and operations for such period. MonsterDaata has withheld or collected from each payment made to each of its employees the amount of all taxes (including, but not limited to, federal, state and local income taxes) required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositaries.

                  3.15 Title to Property and Encumbrances. MonsterDaata has good and valid title to all properties and assets (other than real property) used in the conduct of its business free of all Liens and other encumbrances, except Permitted Liens and such ordinary and customary imperfections of title, restrictions and encumbrances as do not, individually or in the aggregate, materially detract from the value of the property or assets or materially impair the use made thereof by MonsterDaata in its business. Without limiting the generality of the foregoing, MonsterDaata has good and valid title to all of its properties and assets (other than real property) reflected in its March 31, 2001 balance sheet, except for property disposed of in the usual and ordinary course of business since March 31, 2001 and for property held under valid and subsisting leases which are in full force and effect and which are not in default.

                  3.16 Litigation. Except as disclosed in the MonsterDaata SEC Documents, there is no legal action, suit, arbitration or other legal, administrative or other governmental proceeding pending or, to the best knowledge of MonsterDaata, threatened against or affecting MonsterDaata or its properties, assets or business, and after investigation with key employees of MonsterDaata, MonsterDaata is not aware of any incident, transaction, occurrence or circumstance that might be expected to result in any order, writ, judgment, injunction, decree, determination or award of any court or any governmental agency or instrumentality or arbitration authority.

                  3.17 Licenses. MonsterDaata possesses from the appropriate governmental authority all licenses, permits, authorizations, approvals, franchises and rights necessary for MonsterDaata to engage in the business currently conducted by it, all of which are in full force and effect.

                  3.18 No General Solicitation. In issuing MonsterDaata Securities in the Merger hereunder, neither MonsterDaata nor anyone acting on its behalf has offered to sell the MonsterDaata Securities by any form of general solicitation or advertising.

                  3.19 Disclosure. There is no fact relating to MonsterDaata that MonsterDaata has not disclosed to NeighborhoodFind in writing which materially and adversely affects nor, insofar as MonsterDaata can now foresee, will materially and adversely affect, the condition of MonsterDaata. No representation or warranty by MonsterDaata herein and no information disclosed in the schedules, annexes or exhibits hereto by MonsterDaata contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

               4. Representations, Warranties and Covenants of the Members. Each of the Members severally represents and warrants to, and covenants with, MonsterDaata with respect to such Member, as follows:

                  4.1 Acts and Proceedings. Each Member has full right, power and authority to enter into, deliver and perform the Agreement and all acts and proceedings required for the authorization, execution and delivery of this Agreement and the performance of this Agreement by such Member have been lawfully and validly taken.

                  4.2 Compliance with Laws and Instruments. The execution, delivery and performance by each Member of the Merger Documentation and each of the other documents contemplated hereby and the consummation by such Member of the transactions contemplated hereby and thereby (a) will not cause such Member to violate or contravene (i) any provision of law, (ii) any rule or regulation of any agency or government or (iii) any order, judgment or decree of any court and (b) will not violate or be in conflict with, result in a breach of or constitute (with or without notice or lapse of time, or both) a default under, any indenture, loan or credit agreement, deed of trust, mortgage, security agreement or other agreement or instrument to which such Member is bound or affected.

                  4.3 Binding Obligations. This Agreement and each of the other agreements and documents being entered into by each Member in connection herewith constitutes the legal, valid and binding obligation of such Member and is enforceable against such Member in accordance with its terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

                  4.4 Title to Interests. Each Member has good, valid and marketable title to all NeighborhoodFind Interests indicated in Annex 2.5 hereto as being owned by such Member, free and clear of all Liens. To the knowledge of such Member, other than the LLC Agreement, there is no voting trust, agreement or arrangement among any of the beneficial holders of NeighborhoodFind Interests affecting the exercise of the voting rights of such membership interests, and such Member is not a party to or bound or affected by any such voting trust, agreement or arrangement.

                  4.5 Information. Each Member has had an opportunity to ask and receive answers to any questions he or it may have had concerning the terms and conditions of the Merger and the MonsterDaata Securities to be issued therein and has obtained any additional information that he or it has requested.

                  4.6 Resale of Stock. Each Member is acquiring MonsterDaata Securities to be purchased for himself or for itself from MonsterDaata for investment and not with a current view to selling or otherwise distributing any of said MonsterDaata Securities in violation of the Securities Act or the securities laws of any state; provided, however, that the provisions of this paragraph shall not prejudice such Member's right at all times to sell or otherwise dispose of all or any of the MonsterDaata Securities so acquired by such Member pursuant to an effective registration statement under the Securities Act or under an exemption from such registration available under the Securities Act, subject to the terms of the lock-up letters referred to in Section 6.8 hereof, to the extent applicable. Each Member is an "accredited investor," as such term is defined in Regulation D under the Securities Act.

                  4.7 Members' Knowledge of NeighborhoodFind. Each Member represents and warrants that, to the best of its knowledge, (a) there is no fact relating to NeighborhoodFind that NeighborhoodFind has not disclosed to MonsterDaata in writing which materially and adversely affects nor, insofar as such Member can now foresee, will materially and adversely affect, the Condition of NeighborhoodFind; and (b) no representations or warranties by NeighborhoodFind herein and no information disclosed in the schedules, annexes or exhibits hereto by NeighborhoodFind contains any untrue, incorrect or inaccurate statement of a material fact or omits or fails to state a material fact necessary to make the statements contained herein or therein not misleading.

               5. Conduct of Businesses Pending the Merger.

                  5.1 Conduct of Business by NeighborhoodFind Pending the Merger. Prior to the Effective Time, unless MonsterDaata shall otherwise agree in writing or as otherwise contemplated by this Agreement:

                        (i)   the  business  of   NeighborhoodFind   shall  be
conducted only in the ordinary course;

                        (ii)  NeighborhoodFind   shall  not  (A)  directly  or
indirectly redeem, purchase or otherwise acquire or agree to redeem, purchase or otherwise acquire any NeighborhoodFind Interests; (B) amend its LLC Agreement; or (C) split, combine or reclassify the outstanding NeighborhoodFind Interests or declare, set aside or pay any dividend payable in cash, stock or property or make any distribution with respect to any such NeighborhoodFind Interests;

                        (iii) NeighborhoodFind shall not (A) issue or agree to issue any additional membership interests of, or options, warrants or rights of any kind to acquire any membership interests of, NeighborhoodFind (other than issuances of interests to Avalon Equity Fund L.P. or reallocations of interests between NeighborhoodFind's members in consideration for additional working capital); (B) acquire or dispose of any fixed assets or acquire or dispose of any other substantial assets other than in the ordinary course of business; (C) incur additional Indebtedness or any other liabilities or enter into any other transaction; (D) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing; or (E) except as contemplated by this Agreement, enter into any contract, agreement, commitment or arrangement to dissolve, merge, consolidate or enter into any other material business combination;

                        (iv)  NeighborhoodFind  and the Member  Representative

shall use all of their best efforts to preserve intact the business organization of NeighborhoodFind, to keep available the service of its present officers and key employees, and to preserve the good will of those having business relationships with it;

                        (v)   NeighborhoodFind   will   not,   nor   will   it
authorize any manager or Member or authorize or permit any officer or employee or any attorney, accountant or other representative retained by it to, make, solicit, encourage any inquiries with respect to, or engage in any negotiations concerning, any Acquisition Proposal (as defined below). NeighborhoodFind will promptly advise MonsterDaata orally and in writing of any such inquiries or proposals (or requests for information) and the substance thereof. As used in this paragraph, "Acquisition Proposal" shall mean any proposal for a merger or other business combination involving NeighborhoodFind or for the acquisition of a substantial equity interest in it or any material assets of it other than as contemplated by this Agreement. NeighborhoodFind will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any person conducted heretofore with respect to any of the foregoing; and

                        (vi) NeighborhoodFind will not enter into any new employment agreements with any of its officers or employees or grant any increases in the compensation or benefits of its officers and employees other than increases in the ordinary course of business and consistent with past practice or amend any employee benefit plan or arrangement.

                  5.2 Conduct of Business by MonsterDaata Pending the Merger. Prior to the Effective Time, unless NeighborhoodFind shall otherwise agree in writing or as otherwise contemplated by this Agreement:

                        (i) the business of MonsterDaata shall be conducted only in the ordinary course (it being understood that MonsterDaata is pursuing other acquisition transactions);

                        (ii)  MonsterDaata   shall   not   (A)   directly   or
indirectly redeem, purchase or otherwise acquire or agree to redeem, purchase or otherwise acquire any shares of Common Stock; (B) amend its Certificate of Incorporation or By-laws; or (C) split, combine or reclassify the Common Stock or declare, set aside or pay any dividend payable in cash, stock or property or make any distribution with respect to such Common Stock;

                        (iii) MonsterDaata shall not issue or agree to issue any additional shares of, or options, warrants or rights of any kind to acquire shares of, Common Stock except to issue shares of Common Stock upon the exercise or conversion of stock options, warrants or convertible securities outstanding on the date hereof; and

                        (iv) MonsterDaata shall use all of its best efforts to preserve intact the business organization of MonsterDaata, to keep available the service of its present officers and key employees, and to preserve the good will of those having business relationships with it.

               6. Additional Agreements.

                  6.1 Access and Information. NeighborhoodFind and MonsterDaata shall each afford to the other and to the other's accountants, counsel and other representatives full access during normal business hours throughout the period prior to the Effective Time of all of its properties, books, contracts, commitments and records (including but not limited to tax returns) and during such period, each shall furnish promptly to the other all information concerning its business, properties and personnel as such other party may reasonably request, provided that no investigation pursuant to this Section 6.1 shall affect any representations or warranties made herein. Each party shall hold, and shall cause its employees and agents to hold, in confidence all such information (other than such information which (i) is already in such party's possession or (ii) becomes generally available to the public other than as a result of a disclosure by such party or its directors, officers, managers, employees, agents or advisors, or (iii) becomes available to such party on a non-confidential basis from a source other than a party hereto or its advisors, provided that such source is not known by such party to be bound by a confidentiality agreement with or other obligation of secrecy to a party hereto or another party until such time as such information is otherwise publicly available; provided, however, that (A) any such information may be disclosed to such party's directors, officers, managers, members and employees and representatives of such party's advisors who need to know such information for the purpose of evaluating the transactions contemplated hereby (it being understood that such directors, officers, managers, members, employees and representatives shall be informed by such party of the confidential nature of such information), (B) any disclosure of such information may be made as to which the party hereto furnishing such information has consented in writing, and (C) any such information may be disclosed pursuant to a judicial, administrative or governmental order or request; provided, however, that the requested party will promptly so notify the other party so that the other party may seek a protective order or appropriate remedy and/or waive compliance with this Agreement and if such protective order or other remedy is not obtained or the other party waives compliance with this provision, the requested party will furnish only that portion of such information which is legally required and will exercise its best efforts to obtain a protective order or other reliable assurance that confidential treatment will be accorded the information furnished). If this Agreement is terminated, each party will deliver to the other all documents and other materials (including copies) obtained by such party or on its behalf from the other party as a result of this Agreement or in connection herewith, whether so obtained before or after the execution hereof.

                  6.2 Additional Agreements. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using its commercially reasonable efforts to satisfy the conditions precedent to the obligations of any of the parties hereto (including, in the case of MonsterDaata with respect to the condition provided in Section 7.1(n), executing new UCC financing statements to perfect the security interests of Commerce Capital and taking such other related actions reasonably requested by Commerce Capital) to obtain all necessary waivers, and to lift any injunction or other legal bar to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible), subject, however, to the appropriate vote of the Members of NeighborhoodFind and the stockholders of MonsterDaata, as required by law. In order to obtain any necessary governmental or regulatory action or non-action, waiver, consent, extension or approval, MonsterDaata agrees to take all reasonable actions and to enter into all reasonable agreements as may be necessary to obtain timely governmental or regulatory approvals and to take such further action in connection therewith as may be necessary. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers, directors, members and/or managers of MonsterDaata and NeighborhoodFind shall take all such necessary action.

                  6.3 Publicity. No party shall issue any press release or public announcement pertaining to the Merger that has not been agreed upon in advance by MonsterDaata and NeighborhoodFind, except as MonsterDaata reasonably determines to be necessary in order to comply with the rules of the Securities and Exchange Commission.

                  6.4 MonsterDaata Director and Observer Designee. MonsterDaata agrees to cause a designee of the holders of a majority of the Series D Preferred Stock to be issued to the Members hereunder to be elected a member of the MonsterDaata Board of Directors at the Effective Time. In addition, such holders shall be entitled to designate an observer to the MonsterDaata Board of Directors, but such designee shall not be entitled to any fees or expense reimbursements as may be paid from time to time to members of the MonsterDaata Board of Directors.

                  6.5 Series D Preferred Stock. At or before the Effective Time,
(a) the Board of Directors of MonsterDaata shall have authorized the filing with the Secretary of State of the State of Delaware of a Certificate of Designations, Rights and Preferences with respect to the Series D Preferred Stock in the form attached as Annex D (the "Certificate of Designations") and the issuance of MonsterDaata Securities as provided in Section 1.5(a)(ii), (b) the filing of the Certificate of Designations shall have been authorized by all the holders of all classes of MonsterDaata Securities having the right of approval with respect thereto, (c) the stockholders of MonsterDaata shall have authorized the issuance of additional MonsterDaata Securities in the amounts set forth in Section 1.5(a)(ii), to the extent required, and (d) MonsterDaata shall cause the Certificate of Designations to be filed with the Secretary of State of the State of Delaware.

                  6.6 Gayhart Agreement. MonsterDaata shall enter into an employment or consulting agreement, effective no later than the Effective Time, with James Gayhart, on terms and conditions satisfactory to MonsterDaata.

                  6.7 Registration Rights Agreement. As of the Effective Time, the Members of NeighborhoodFind (whose names appear on the signature page hereof) shall enter into a Registration Rights Agreement, on substantially the terms and conditions set forth in the form of agreement attached as Annex F.

                  6.8 Lock-Up Letters. As of the Effective Time, the executive officers and Members of NeighborhoodFind shall execute lock-up letters, on substantially the terms and conditions set forth in the form of letter attached as Annex G.

                  6.9 Cancellation of NeighborhoodFind Equity Rights. At or before the Effective Time, NeighborhoodFind shall have obtained the consent of all holders of all NeighborhoodFind Equity Rights for the termination or exchange thereof.

                  6.10 Auditor's Cooperation and Consent. Each of the Members shall use its commercially reasonable efforts to cause the accounting firm of Hantzmon, Wiebel & Company to (a) cooperate with MonsterDaata in connection with the completion of such firm's audit work and (b) deliver to MonsterDaata its written consent for the use by MonsterDaata of any financial statements of NeighborhoodFind audited by such firm in any filings that MonsterDaata may be required to make with the Commission following the Closing Date.

               7. Conditions of Parties' Obligations.

                  7.1 Conditions of MonsterDaata Obligations. The obligations of MonsterDaata under this Agreement and the Certificate of Merger are subject to the fulfillment at or prior to the Closing of the following conditions, any of which may be waived in whole or in part by MonsterDaata.

                        (a)   No  Errors,   etc.   The   representations   and
warranties of NeighborhoodFind and the Members under this Agreement shall be deemed to have been made again on the Closing Date and shall then be true and correct.

                        (b) Compliance with Agreement. NeighborhoodFind and the Members shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by them on or before the Closing Date.

                        (c) No Default or Adverse Change. There shall not exist on the Closing Date any Default or Event of Default or any event or condition that, with the giving of notice or lapse of time, or both, would constitute a Default or Event of Default, and since the Balance Sheet Date there shall have been no material adverse change in the Condition of NeighborhoodFind.

                        (d) Certificate of Officers. NeighborhoodFind shall have delivered to MonsterDaata a certificate dated the Closing Date, executed on its behalf by the President and Treasurer of NeighborhoodFind, certifying the satisfaction of the conditions specified in paragraphs (a), (b) and (c) of this
Section 7.1.

                        (e)   Certificates  of  the  Members.   A  manager  of
NeighborhoodFind shall have delivered to MonsterDaata a certificate dated the Closing Date, executed by such manager, certifying the satisfaction of the conditions specified in paragraphs (a), (b) and (c) of this Section 7.1, and the Members shall have delivered to MonsterDaata a certificate dated the Closing Date, executed by each of the Members, certifying that the representations and warranties of each of them in Section 4 of this Agreement are true and correct as of the Closing Date and that such Members have complied with all agreements and conditions required by this Agreement to be performed or complied with by them on or before the Closing Date.

                        (f)   Opinion    of    NeighborhoodFind's     Counsel.
MonsterDaata shall have received from each of Baer, Marks & Upham, LLP, counsel for NeighborhoodFind and the Member Representative, and from counsel for Commerce Capital, a favorable opinion dated the Closing Date to the effect set forth in Annex 7.1(f) hereto.

                        (g)   Stockholder   Approval.   The   stockholders  of
MonsterDaata shall have approved all actions required to be approved by them pursuant to Section 6.5 hereof.

                        (h) Authorizations; Consents. Except for the filings of the Certificate of Merger, all consents, authorizations, orders and approvals of, and filings and registrations with, any court, governmental body or instrumentality that are required for the execution and delivery of this Agreement and of the Certificate of Merger and the consummation of the Merger shall have been duly made or obtained, and all consents by third parties that are required for the Merger shall have been obtained.

                        (i) Supporting Documents. MonsterDaata shall have received the following:

                              (i)   Copies of  resolutions of the managers and
the Members of NeighborhoodFind, certified by the Secretary of NeighborhoodFind, authorizing and approving the execution, delivery and performance of the Merger Documentation and all other documents and instruments to be delivered pursuant hereto and thereto;

                              (ii)  Copies of the  agreements  evidencing  the
consent of the holders of all outstanding NeighborhoodFind Equity Rights to the cancellation in full of the same;

                              (iii) A certificate  of  incumbency  executed by
the Secretary of NeighborhoodFind certifying the names, titles and signatures of the officers authorized to execute any documents referred to in this Agreement; and

                              (iv)  Such additional  supporting  documentation
and other information with respect to the transactions contemplated hereby as MonsterDaata may reasonably request, including domain name assignment forms.

                        (j) No Restraining Action. No action or proceeding before any court, governmental body or agency shall have been threatened, asserted or instituted to restrain or prohibit, or to obtain substantial damages in respect of, this Agreement or the Certificate of Merger or the carrying out of the transactions contemplated by the Merger Documentation.

                        (k) Consents. NeighborhoodFind shall have obtained and delivered to MonsterDaata written consents, satisfactory in form and substance to MonsterDaata, from each party to the leases, contracts, instruments and other documents listed in Annexes 2.13(1) through 2.13(5) consenting to the assignment to MonsterDaata upon the effectiveness of the Merger, of all of the rights and interests of NeighborhoodFind in and to such leases, contracts, instruments and documents, except to the extent (i) waived by MonsterDaata in its sole discretion, or (ii) such lease, contract, instrument or other document does not require the consent of such party to such assignment.

                        (l)   Financial       Statements.       MonsterDaata's
independent auditors shall have determined to their reasonable satisfaction that the financial statements annexed hereto as Schedule 2.10 are substantially complete and contain sufficient information in accordance with the applicable requirements of Regulation S-X adopted by the Commission to form the basis for an audited balance sheet as at December 31, 2000, and audited statements of income and retained earnings and changes in financial position for the year then ended.

                        (m)   Escrow  Agreement.   MonsterDaata,   the  Escrow
Agent, NeighborhoodFind and the Member Representative shall have entered into an Escrow Agreement substantially in the form of Annex H hereto.

                        (n) Commerce Capital Notes. Commerce Capital shall have consented to the amendment of the Commerce Capital Notes to, among other things, (i) substitute MonsterDaata as obligor thereunder and (ii) reduce the interest rate thereunder from 13% per annum to 8% per annum.

                        (o) Operating Plan. The parties shall have agreed upon a reasonably acceptable operating plan.

                        (p)   Appraisal   Shares.   No   Member   shall   have
requested appraisal of its membership interests pursuant to any applicable appraisal or dissenters' rights or statutes.

                        (q)   Confidentiality    Agreements.   All   executive
officers and key employees of NeighborhoodFind shall have entered into MonsterDaata's standard invention assignment, non-disclosure, non-competition and non-solicitation agreement or, to the extent an executive officer or key employee has not entered into such an agreement, MonsterDaata shall have concluded that such executive officer or key employee is already a party to an invention assignment, non-disclosure, non-competition and non-solicitation agreement running in favor of NeighborhoodFind and its successors that it is acceptable to MonsterDaata.

                        (r) Proceedings and Documents. All corporate and other proceedings and actions taken in connection with the transactions contemplated hereby and all certificates, opinions, agreements, instruments and documents mentioned herein or incident to any such transactions shall be satisfactory in form and substance to MonsterDaata. NeighborhoodFind and the Members shall furnish to MonsterDaata such supporting documentation and evidence of the satisfaction of any or all of the conditions preceding specified in this
Section 7.1 as MonsterDaata or its counsel may reasonably request.

                  7.2 Conditions of NeighborhoodFind's Obligations. The obligations of NeighborhoodFind and the Members under this Agreement and the Certificate of Merger are subject to the fulfillment at or prior to the Closing of the following conditions:

                        (a)   No  Errors,   etc.   The   representations   and
warranties of MonsterDaata under this Agreement shall be deemed to have been made again on the Closing Date and shall then be true and correct.

                        (b) Compliance with Agreement. MonsterDaata shall have performed and complied with all agreements and conditions required by this Agreement and the Certificate of Merger to be performed or complied with by it on or before the Closing Date.

                        (c) Adverse Change. Since April 1, 2001, there shall have been no material adverse change in the condition of MonsterDaata.

                        (d)   Certificate  of  Officers.   MonsterDaata  shall
have delivered to NeighborhoodFind a certificate, dated the Closing Date, executed on its behalf by the President and Treasurer of MonsterDaata, certifying the satisfaction of the conditions specified in paragraphs (a), (b) and (c) of this Section 7.2.

                        (e)   Opinion      of      MonsterDaata       Counsel.
NeighborhoodFind shall have received from Greenberg Traurig, LLP, counsel for MonsterDaata, a favorable opinion dated the Closing Date to the effect set forth in Annex 7.2(e).

                        (f)   Supporting  Documents.   NeighborhoodFind  shall
have received the following:

                              (i)   Copies of  resolutions,  certified  by the
Secretary of MonsterDaata, of (A) the Board of Directors of MonsterDaata, authorizing the filing with the Secretary of State of the State of Delaware of the Certificate of Designations and the issuance of MonsterDaata Securities as provided in Section 1.5(a)(ii) and authorizing and approving, to the extent applicable, the execution, delivery and performance of this Agreement, the Certificate of Merger and all other documents and instruments to be delivered by them pursuant hereto and thereto (B) the stockholders of all classes of MonsterDaata Securities having the right of approval with respect the filing of the Certificate of Designations, authorizing the same and (C) the stockholders of MonsterDaata, authorizing the issuance of additional MonsterDaata Securities in the amounts set forth in Section 1.5(a)(ii);

                              (ii)  A certificate  of  incumbency  executed by
the Secretary of MonsterDaata certifying the names, titles and signatures of the officers authorized to execute the documents referred to in paragraph (i) above; and

                              (iii) Such additional  supporting  documentation
and other information with respect to the transactions contemplated hereby as NeighborhoodFind or its counsel may reasonably request.

                        (g)   Operating  Plan.   Each  of   MonsterDaata   and
NeighborhoodFind shall have approved an operating plan for MonsterDaata which shall include a plan for the acquisition and integration of NeighborhoodFind into MonsterDaata, such approval not to be unreasonably withheld.

                        (h) Proceedings and Documents. All corporate and other proceedings and actions taken in connection with the transactions contemplated hereby and all certificates, opinions, agreements, instruments and documents mentioned herein or incident to any such transactions shall be satisfactory in form and substance to NeighborhoodFind. MonsterDaata shall furnish to the Members such supporting documentation and evidence of satisfaction of any or all of the conditions specified in this Section 7.2 as the Member Representative or counsel to the Members and NeighborhoodFind may reasonably request.

            NeighborhoodFind and the Member Representative may waive compliance with any of the conditions precedent specified in this Section 7.2.

               8. Nature and Survival of Representations and Warranties; Indemnification.

                  8.1   Nature and Survival.

                        (a) The covenants, representations and warranties of the parties hereunder and all documents delivered pursuant hereto shall survive the effectiveness of the Merger and all inspections, examinations or audits on behalf of the parties whether conducted before or after the effectiveness of the Merger; provided, however, that the representations and warranties of MonsterDaata and the Members contained in this Agreement or in any certificate delivered pursuant to Section 7.1(d) or 7.2(c) hereof shall survive the effectiveness of the Merger and shall continue in full force and effect for a period ending on the first anniversary of the Effective Time (the "Survival Period") and shall terminate at 6:00 p.m., eastern standard time, on the last day of the Survival Period (the "Expiration Date"); provided, further, however, if any party shall have notified another party (a notice to the Member Representative to be considered as notice to all Members) on or before the expiration of such Survival Period with a general description of an asserted inaccuracy in any representation or breach or default of any warranty or covenant in this Agreement or such certificate (which notice shall include a non-binding estimate, made in good faith, of the amount being claimed), the right of the party giving notice to recover Damages in the case of MonsterDaata or Member Damages in the case of the Members from the party to whom notice is given in respect of such asserted inaccuracy, breach or default, shall survive until the final determination by a court of competent jurisdiction (and any appeals therefrom) of the claim by the party giving notice against the party to whom such notice is given.

                        (b)   Upon  the  effectiveness  of  the  Merger,   the
covenants, representations and warranties of NeighborhoodFind given herein shall terminate without diminution or effect upon the covenants, warranties and representations of the Members hereunder, and no Member shall have any right of contribution from NeighborhoodFind or MonsterDaata.

                  8.2   Member Indemnification.

                        (a)   Each  Member   agrees  to  indemnify   and  hold
harmless MonsterDaata against and in respect of its pro rata share (determined on the basis of the percentage of the total number of MonsterDaata Securities issued pursuant to Sections 1.5(a)(ii) and 1.6 that were issued to such Member or to the Escrow Agent in respect of such Member) of any and all Damages, subject to the limitations appearing in subsection (b) of this Section 8.2. "Damages," as used herein, shall include any claim, action, demand, loss, cost, expense, liability (joint or several), penalty and other damage, including, without limitation, reasonable counsel fees and other costs and expenses reasonably incurred in investigation or in attempting to avoid the same or oppose the imposition thereof or in enforcing this indemnity, resulting to MonsterDaata from (i) any inaccurate representation made by or on behalf of NeighborhoodFind or a Member in this Agreement or any certificate or other document referenced in, this Agreement and delivered pursuant hereto, (ii) the breach of any of the warranties or agreements made by or on behalf of NeighborhoodFind or a Member in this Agreement or any certificate or other document referenced in this Agreement and delivered pursuant hereto, (iii) the breach or default in the performance by NeighborhoodFind or a Member of any of the obligations to be performed by any of them hereunder or under the Certificate of Merger, or (iv) the matter disclosed in Annex 2.21 hereto.

                        (b)   Each   Member   agrees   to  pay  or   reimburse
MonsterDaata for any payment made or amount payable or loss suffered or incurred by MonsterDaata at any time from and after the Effective Time, in respect of its allocated portion (as determined pursuant to Section 8.2(a) hereof) of any Damages to which the foregoing indemnity relates; provided, however, that no payment or reimbursement shall be made until the aggregate Damages exceed $30,000, after which each Member shall pay or reimburse MonsterDaata for its allocated portion (as determined pursuant to Section 8.2(a) hereof) of all Damages. Notwithstanding the foregoing, each Member's liability to MonsterDaata for Damages shall be limited to the Current Market Value, as of the Closing Date, of the MonsterDaata Securities which such Member has received or will have the right to receive under the terms of Sections 1.5(a)(ii) and 1.6 hereof.

                        (c)   If  any   claim   shall  be   asserted   against
MonsterDaata by a third party for which MonsterDaata intends to seek indemnification from the Members under this Section 8.2, MonsterDaata shall given written notice to the Member Representative of the nature of the claim asserted within forty-five (45) days after any executive officer of MonsterDaata learns of the assertion thereof and determines that MonsterDaata may have a right of indemnification with respect thereto, but the failure to give this notice will not relieve the Members of any liability hereunder in respect of this claim. MonsterDaata shall have the exclusive right to conduct, through counsel of its own choosing, which counsel is approved by the Member Representative (which approval may not be unreasonably withheld), the defense of any such claim or action, and may compromise or settle such claims or actions with the prior consent of the Member Representative (which shall not be unreasonably withheld).

                  8.3 Escrow Fund. In order to provide a fund for the partial satisfaction of any claim or claims against the Members ("Claims") by MonsterDaata which may arise under Section 8.2 above, and for other legitimate business purposes, on the Closing Date MonsterDaata shall deliver to Corporate Stock Transfer, Inc. (the "Escrow Agent") under the terms of an Escrow Agreement among MonsterDaata, the Escrow Agent, NeighborhoodFind and the Members (the "Escrow Agreement"), substantially in the form of Annex H hereto, certificates representing the MonsterDaata Securities required to be deposited therein pursuant to Section 1.7(a)(i) hereof, registered in the name of the Escrow Agent or its nominee. The MonsterDaata Securities so deposited and all other moneys, property and assets deposited with the Escrow Agent pursuant to the Escrow Agreement (such shares, money, property and assets being collectively referred to herein as the "Escrow Fund") shall be held and dealt with in accordance with the Escrow Agreement. As more fully provided in the Escrow Agreement, all shares, money, property and assets remaining in the Escrow Fund on the Expiration Date shall be released to the Members on such date.

                  8.4   Satisfaction of Indemnity.

                        (a) Subject to Sections 8.4(b) and (c) hereof, any Damages incurred, paid or borne by MonsterDaata for which it is entitled to indemnification from any Member (with respect to such Member, its "Indemnifiable Damages") under this Section 8 shall be initially satisfied by the delivery to MonsterDaata for cancellation of the MonsterDaata Securities held by the Escrow Agent in respect of such Member. Any such Indemnifiable Damages in excess of the value of such MonsterDaata Securities held by the Escrow Agent, may, at the election of such Member, be satisfied, in whole or in part, by such Member either (i) making a cash payment to MonsterDaata by wire transfer of immediately available funds or (ii) delivering to MonsterDaata for cancellation the number of MonsterDaata Securities issued to such Member pursuant to Sections 1.5(a)(ii) or 1.6 which has a value equal to the Indemnified Damages as determined pursuant to Section 8.4(b) and (c) below; provided, however, that such Member shall also pay or reimburse MonsterDaata for the out-of-pocket expenses (including, without limitation, any fees payable to the transfer agent of the MonsterDaata Securities) of canceling such returned MonsterDaata Securities.

                        (b) Any indemnification obligation of a Member to be satisfied by the delivery to MonsterDaata for cancellation of MonsterDaata Securities by the Escrow Agent or such Member, as applicable, shall be satisfied by the delivery of shares of Series D Preferred Stock and Common Stock in proportion to the number of such shares received by the Members with the ratio of shares of Series D Preferred Stock and Common Stock so delivered being proportional to the respective number of such shares received by the Members (e.g., one share of Common Stock for every 4.03 shares of Series D Preferred Stock, on an as-converted basis).

                        (c)   For   purposes   of  this   Section   8.4,   all
MonsterDaata Securities shall be valued at their Current Market Value as of the Closing Date (assuming, for purposes of determining the Current Market Value of the shares of Series D Preferred Stock, that such shares are converted and the underlying shares of Common Stock are outstanding).

                  8.5 MonsterDaata Indemnification. MonsterDaata shall indemnify and hold the Members harmless against and in respect of all Member Damages; provided that no payment or reimbursement shall be made until the aggregate Member Damages exceed $30,000, after which MonsterDaata shall pay or reimburse the Members for all Member Damages. "Member Damages" shall mean any claim, action, demand, loss, cost, expense, liability (joint or several), penalty and other damage, including, without limitation, reasonable counsel fees, and other costs and expenses reasonably incurred in investigating or in attempting to avoid the same or oppose the imposition thereof or in enforcing this indemnity, resulting to a Member from (A) any inaccurate representation made by MonsterDaata in this Agreement or any certificate or other document referenced in this Agreement and delivered by it pursuant hereto, (B) breach of any of the warranties or agreements made by MonsterDaata in this Agreement or any certificate or other document referenced in this Agreement and delivered by it pursuant hereto, or (C) breach or default in the performance by MonsterDaata of any of the obligations to be performed by MonsterDaata hereunder and under the Certificate of Merger. Subject to the limitations set forth in the first sentence of this Section 8.5, MonsterDaata agrees to pay or reimburse the Members for any payment made or amount payable or loss suffered or incurred by the Members at any time from and after the Effective Time in respect of any Member Damages to which the foregoing indemnity relates.

               9. Amendment of Agreement. This Agreement and the Certificate of Merger may be amended or modified at any time in all respects by an instrument in writing executed (i) in the case of this Agreement by the parties hereto (with the Member Representative having the full power and authority subject to the provisions of Section 1.12 to act on behalf of all Members) and (ii) in the case of the Certificate of Merger by the parties thereto. Either MonsterDaata, on the one hand, or the Members, on the other hand (with the Member Representative having the full power and authority subject to the provisions of
Section 1.12 to act on behalf of all Members), may, in writing:

                        (a) extended the time for performance of any of the obligations of the other;

                        (b) waive any inaccuracies in the representations or breaches in the warranties or covenants by the other contained in this Agreement or any exhibits hereto or in any documents delivered pursuant hereto;

                        (c) waive compliance by the other with any of the covenants contained in this Agreement and performance of any obligations by the other; and

                        (d) waive the satisfaction of any condition that is precedent to the performance by the party so waiving of its obligations under this Agreement.


            10. Definitions. Unless the context otherwise requires, the terms defined in this Section 10 shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined.

                  "Acquisition Proposal" shall have the meaning assigned to it in Section 5.1(v).

                  "Affiliate" shall mean any Person that directly or indirectly controls, is controlled by, or is under common control with, the indicated Person.

                  "Agreement" shall mean this Agreement and Plan of Merger.

                  "Balance Sheet" and "Balance Sheet Date" shall have the meanings assigned to such terms in Section 2.10 hereof.

                  "Certificate of Designations" shall have the meaning assigned to such term in Section 6.5.

                  "Certificate of Merger" shall have the meaning assigned to it in the second recital of this Agreement.

                  "Claims" shall have the meaning assigned to it in Section 8.3 hereof.

                  "Closing" and "Closing Date" shall have the meanings assigned to such terms in Section 11 hereof.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  "Commerce Capital" shall mean Commerce Capital, L.P., a Tennessee limited partnership.

                  "Commerce Capital Notes" shall have the meaning assigned to it in Section 1.9 hereof.

                  "Commission" shall mean the U.S. Securities and Exchange Commission.

                  "Common Stock" shall mean the Common Stock, par value $0.01 per share, of MonsterDaata.

                  "Condition of NeighborhoodFind" shall have the meaning assigned to it in Section 2.2 hereof.

                  "Current Market Value" of the Common Stock as of a particular date shall mean the average of the price of a share of Common Stock, determined on the basis of the last reported sales price regular way of Common Stock reported on the composite tape, or similar reporting system for issues listed on the New York Stock Exchange or the American Stock Exchange, or if Common Stock is not traded on either such exchanges, the Nasdaq National Market, for the ten
(10) consecutive trading days (the "Measurement Days"); or if Common Stock is not traded on either such exchanges or the Nasdaq National Market, the average during the Measurement Days of averages of the high bid and low asked prices as of the close of business on such dates as reported by the Over-the-Counter Bulletin Board, National Quotation Bureau, Inc. or any similar successor organizations or, if none of the above applies, the Current Market Value will be determined by an independent reputable valuation and appraisal company mutually agreed upon by MonsterDaata and the Member Representative (which appraiser shall be instructed to disregard any minority interest discount), and if no agreement can be reached within a 30-day period, by the average of the two Current Market Values as determined by independent reputable valuation and appraisal companies retained by each of MonsterDaata and the Member Representative; provided, however, that the aggregate fees and expenses of any such independent valuation and appraisal company or companies shall be shared evenly between MonsterDaata, on the one hand, and the Member exercising rights under Section 8.4 or to be compensated pursuant to Section 1.6, on the other hand.

                  "Damages" shall have the meaning assigned to it in Section 8.2 hereof.

                  "Default" shall mean a default or failure in the due observance or performance of any covenant, condition or agreement on the part of NeighborhoodFind to be observed or performed under the terms of this Agreement or the Certificate of Merger, if such default or failure in performance shall remain unremedied for five (5) days.

                  "Corporation Law" shall mean the General Corporation Law of the State of Delaware.

                  "Effective Time" shall have the meaning assigned to it in
Section 1.2 hereof.

                  "Employee Benefit Plans" shall have the meaning assigned to it in Section 2.17(a) hereof.

                  "Equity Securities" shall mean all equity interests of NeighborhoodFind, all securities (whether equity or Indebtedness for Borrowed Money) convertible, with or without consideration, into any such equity interests and all securities (whether equity or Indebtedness for Borrowed Money) carrying any warrant or right to subscribe to or purchase any equity interests or any such warrants or rights.

                  "ERISA" shall mean the Employee Retirement Income Securities Act of 1974, as amended.

                  "Escrow Agent" shall have the meaning assigned to it in
Section 8.3 hereof.

                  "Escrow Agreement" shall have the meaning assigned to it in
Section 7.1(m) hereof.

                  "Escrow Fund" shall have the meaning assigned to it in Section
8.3 hereof.

                  "Event of Default" shall mean (a) the failure of NeighborhoodFind to pay any Indebtedness for Borrowed Money, or any interest or premium thereon, within five (5) days after the same shall become due, whether such Indebtedness shall become due by scheduled maturity, by required prepayment, by acceleration, by demand or otherwise, (b) an event of default under any agreement or instrument evidencing or securing or relating to any such Indebtedness, or (c) the failure of NeighborhoodFind to perform or observe any material term, covenant, agreement or condition on its part to be performed or observed under any agreement or instrument evidencing or securing or relating to any such Indebtedness when such term, covenant or agreement is required to be performed or observed.

                  "Expiration Date" shall have the meaning assigned to it in
Section 8.1(a) hereof.

                  "Fee Event" shall have the meaning assigned to it in Section
12.3 hereof.

                  "GAAP" shall mean generally accepted accounting principles in the United States, as in effect from time to time.

                  "Indebtedness" shall mean any obligation of NeighborhoodFind which under generally accepted accounting principles is required to be shown on the balance sheet of NeighborhoodFind as a liability. Any obligation secured by a Lien on, or payable out of the proceeds of production from, property of NeighborhoodFind shall be deemed to be Indebtedness even though such obligation is not assumed by NeighborhoodFind.

                  "Indebtedness for Borrowed Money" shall mean (a) all Indebtedness in respect of money borrowed including, without limitation, Indebtedness which represents the unpaid amount of the purchase price of any property and is incurred in lieu of borrowing money or using available funds to pay such amounts and not constituting an account payable or expense accrual incurred or assumed in the ordinary course of business of NeighborhoodFind, (b) all Indebtedness evidenced by a promissory note, bond or similar written obligation to pay money, or (c) all such Indebtedness guaranteed by NeighborhoodFind or for which NeighborhoodFind is otherwise contingently liable.

                  "Indemnifiable Damages" shall have the meaning assigned to it in Section 8.4(a).

                  "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction and including any lien or charge arising by statute or other law.

                  "LLC Agreement" shall have the meaning assigned to it in
Section 2.1 hereof.

                  "Member Damages" shall have the meaning assigned to it in
Section 8.5 hereof.

                  "Member  Representative" shall mean Avalon Equity Fund L.P.,
                   ----------------------
a Delaware limited partnership.

                  "Members" shall mean all of the Members of NeighborhoodFind, including the Member Representative.

                  "Merger" shall have the meaning assigned to it in Section 1.1 hereof.

                  "Merger Documentation" shall have the meaning assigned to it in Section 2.6 hereof.

                  "MonsterDaata" shall mean MonsterDaata, Inc., a Delaware corporation.

                  "MonsterDaata SEC Documents" shall have the meaning assigned to it in Section 3.6 hereof.

                  "MonsterDaata Securities" shall mean the Common Stock, the Series D Preferred Stock and the Warrants.

                  "NeighborhoodFind" shall mean NeighborhoodFind.com LLC, a Delaware limited liability company.

                  "NeighborhoodFind Equity Rights" shall have the meaning assigned to it in Section 1.8 hereof

                  "NeighborhoodFind Interests" shall mean the membership interests of NeighborhoodFind, taken together.

                  "Permitted Liens" shall mean (a) Liens for taxes and assessments or governmental charges or levies not at the time due or in respect of which the validity thereof shall currently be contested in good faith by appropriate proceedings; (b) Liens in respect of pledges or deposits under workmen's compensation laws or similar legislation, carriers', warehousemen's, mechanics', laborers' and materialmens' and similar Liens, if the obligations secured by such Liens are not then delinquent or are being contested in good faith by appropriate proceedings; and (c) Liens incidental to the conduct of the business of NeighborhoodFind that were not incurred in connection with the borrowing of money or the obtaining of advances or credits and which do not in the aggregate materially detract from the value of its property or materially impair the use made thereof by NeighborhoodFind in its business.

                  "Person" shall include all natural persons, corporations, business trusts, associations, limited liability companies, partnerships, joint ventures and other entities and governments and agencies and political subdivisions.

                  "Securities Act" shall mean the Securities Act of 1933, as amended.

                  "Series D Preferred Stock" shall mean the Series D Convertible Preferred Stock, par value $.01 per share, of MonsterDaata.

                  "Survival Period" shall have the meaning assigned to it in
Section 8.1 hereof.

                  "Surviving Corporation" shall have the meaning assigned to it in Section 1.1 hereof.

                  "Target Date" shall have the meaning assigned to it in Section
1.6 hereof.

                  "Target Price" shall have the meaning assigned to it in
Section 1.6 hereof.

                  "Warrants" shall mean warrants to purchase Common Stock.

               11. Closing. The closing of the Merger (the "Closing") shall occur concurrently with the Effective Time (the "Closing Date"). The Closing shall occur at the law offices of Greenberg Traurig, LLP referred to in Section
13.1 hereof. At the Closing, MonsterDaata shall (i) deliver to the Escrow Agent certificates representing the MonsterDaata Securities to be held pursuant to the Escrow Agreement pursuant to Section 1.7(b), and (ii) deliver to each Member certificates representing the balance of the MonsterDaata Securities to be issued pursuant to Section 1.5(a)(ii) hereof directly to them pursuant to
Section 1.7(b) hereof. Such delivery shall be against delivery to MonsterDaata of the certificates, opinions, agreements and other instruments referred to in
Section 7.1 hereof, and the certificates representing all of the NeighborhoodFind Interests issued and outstanding immediately prior to the Effective Time. MonsterDaata will deliver at such Closing to NeighborhoodFind the officers' certificate and opinion referred to in Section 7.2 hereof. All of the other documents and certificates and agreements referenced in Section 7 will also be executed as described therein. Neither the signing of this Agreement nor any of the actions to be taken at the Closing shall be deemed to have taken place until the Effective Time, and at the Effective Time, all such actions will be deemed to be taken simultaneously.

               12. Termination Prior to Closing

                  12.1  Termination  of  Agreement.   This  Agreement  may  be
terminated at any time prior to the Closing:

                        (a)   By    the    mutual    written     consent    of
NeighborhoodFind and MonsterDaata;

                        (b) By NeighborhoodFind, if MonsterDaata (i) fails to perform in any material respect any of its agreements contained herein required to be performed by it on or prior to the Closing Date, (ii) materially breaches any of its representations, warranties or covenants contained herein, which failure or breach is not cured within ten (10) days after NeighborhoodFind has notified MonsterDaata of its intent to terminate this Agreement pursuant to this paragraph (b);

                        (c) By MonsterDaata, if NeighborhoodFind or any of the Members (i) fail to perform in any material respect any of their respective agreements contained herein required to be performed by them on or prior to the Closing Date, (ii) materially breach any of their representations, warranties or covenants contained herein, which failure or breach is not cured within ten (10) days after MonsterDaata has notified NeighborhoodFind of its intent to terminate this Agreement pursuant to this paragraph (c);

                        (d) By either NeighborhoodFind or MonsterDaata, if there shall be any order, writ, injunction or decree of any court or governmental or regulatory agency binding on MonsterDaata or NeighborhoodFind, which prohibits or restrains either of them from consummating the transactions contemplated hereby, provided that the parties hereto shall have used their commercially reasonable efforts to have any such order, writ, injunction or decree lifted and the same shall not have been lifted within 90 days after entry, by any such court or governmental or regulatory agency; or

                        (e) By either NeighborhoodFind or MonsterDaata, if the Closing has not occurred on or prior to August 31, 2001, for any reason other than delay or nonperformance of the party seeking such termination.

                  12.2 Termination of Obligations. Termination of this Agreement pursuant to this Section 12 shall terminate all obligations of the parties hereunder, except for the obligations under Sections 6.1, 13.3 and 13.11; provided, however, that termination pursuant to paragraphs (b) or (c) of Section
12.1 shall not relieve the defaulting or breaching party or parties from any liability to the other parties hereto.

                  12.3 Topping Fee. Without affecting any rights or remedies as may be available to a party in such event, if at any time after the execution of this Agreement and prior to August 31, 2001, (a) any Person or Person(s) other than MonsterDaata or its Affiliates acquires (i) more than 50% of the outstanding membership interests (on a fully-diluted basis) of


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

NeighborhoodFind, (ii) any of NeighborhoodFind's Intellectual Property, other than in the usual and ordinary course of business or (iii) any Person or Persons other than MonsterDaata or its Affiliates acquires the power to elect a majority of the managers of NeighborhoodFind; or (b) NeighborhoodFind consummates or agrees to consummate a merger, amalgamation, consolidation, business combination or similar transaction with any Person or Persons other than MonsterDaata or its Affiliates (any of the foregoing events being a "Fee Event"), then NeighborhoodFind and the Member Representative shall be jointly and severally obligated to pay MonsterDaata a cash fee in the amount of $500,000 within ten
(10) days after such event; provided, however, that if MonsterDaata withdraws from this Agreement absent a breach (reasonably deemed to be material by MonsterDaata) by, or failure of, NeighborhoodFind or any Member to satisfy a condition of closing, then no such fee shall be payable.

            13.   Miscellaneous.

                  13.1 Notices. Any notice, request or other communication hereunder shall be given in writing and shall be served either personally by overnight delivery or delivered by mail, certified return receipt and addressed to the following addresses:

            If to MonsterDaata:    MonsterDaata, Inc.
                                   32 East 31st Street, 9th Floor
                                   New York, New York 10016
                                   Attention: Mr. Samuel B. Petteway, Jr.,
                                              President and Chief Executive
                                              Officer

            With a copy to:       Greenberg Traurig, LLP
                                  200 Park Avenue, 14th Floor
                                  New York, New York  10166
                                  Attention:  Spencer G. Feldman, Esq.

            If to NeighborhoodFind
            or any Member:        c/o Avalon Equity Fund L.P.
                                  800 Third Avenue, Suite 3100
                                  New York, NY 10022
                                  Attention:  Mr. David Unger

            With a copy to:       Baer Marks & Upham, LLP
                                  805 Third Avenue
                                  New York, New York 10022
                                  Attention:  Anne E. Pitter, Esq.

Notices shall be effective upon receipt or refusal. Counsel for a party (or any authorized representative) shall have authority to accept delivery of any notice on behalf of such party.

                  13.2 Entire Agreement. This Agreement, including the annexes, schedules and exhibits attached hereto and other documents referred to herein, contains the entire understanding of the parties hereto with respect to the subject matter hereof. This Agreement


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

supersedes all prior agreements and undertakings between the parties with respect to such subject matter.

                  13.3 Expenses. Each party shall bear and pay all of the legal, accounting and other expenses incurred by it in connection with the transactions contemplated by this Agreement; provided that the Members jointly and severally shall assume and pay (i) any accounting costs, fees and expenses of NeighborhoodFind for auditing matters pursuant to Section 7.1(l) or otherwise, and (ii) the costs, fees and expenses of counsel for NeighborhoodFind and the Members.

                  13.4 Time. Time is of the essence in the performance of the parties' respective obligations herein contained.

                  13.5 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  13.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and heirs; provided, however, that none of NeighborhoodFind, any Member or MonsterDaata shall directly or indirectly transfer or assign any of its or his rights hereunder in whole or in part without the written consent of the other parties hereto, which shall not be unreasonably withheld, and any such transfer or assignment without said consent shall be void.

                  13.7 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and benefit of the parties hereto, their successors, assigns and heirs, and no other Person shall have any right or action under this Agreement.

                  13.8 Counterparts. This Agreement may be executed in one or more counterparts, with the same effect as if all parties had signed the same document. Each such counterpart shall be an original, but all such counterparts together shall constitute a single agreement.

                  13.9 Recitals, Schedules and Exhibits. The Recitals, Schedules, Exhibits and Annexes to this Agreement are incorporated herein and, by this reference, made a part hereof as if fully set forth herein.

                  13.10 Section Headings and Gender. The Section headings used herein are inserted for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. All personal pronouns used in this Agreement shall include the other genders, whether used in the masculine, feminine or neuter gender, and the singular shall include the plural, and vice versa, whenever and as often as may be appropriate.

                  13.11 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, except to the extent that the laws of the State of Delaware govern the requirements for the adoption, approval and execution of this Agreement and the Certificate of Merger and the legal effect of the Merger.

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be binding and effective as of the day and year first above written.

                              MONSTERDAATA, INC.


                              By:    /s/ Samuel B. Petteway, Jr.
                                     -------------------------------------------
                              Title: President and CEO
                                     -------------------------------------------




                              NEIGHBORHOODFIND.COM LLC

                              By:    /s/ James E. Gayhart, Jr.
                                     -------------------------------------------

                              Title: Interim President and CEO
                                     -------------------------------------------


                              MEMBERS:

                              AVALON EQUITY FUND L.P.
                              By:  Avalon Equity Partners LLC, its sole
                                   general partner

                              By:    /s/ David W. Unger
                                     -------------------------------------------

                              Title: Partner
                                     -------------------------------------------

                              COMMERCE CAPITAL L.P.
                              By: Commerce Equity Capital Corporation,
                                  its sole general partner

                              By:    /s/ Rudy E. Ruark
                                     -------------------------------------------

                              Title: Vice President
                                     -------------------------------------------


               The undersigned hereby agree with the Members of NeighborhoodFind to be bound by Section 6.8 of this Agreement effective upon the Closing.

                                     /s/ James Gayhart
                                     -------------------------------------------
                                         James Gayhart


                                     /s/ Peter Polimino
                                     -------------------------------------------
                                         Peter Polimino


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